________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                            ------------------------

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Filed by registrant [x]

Filed by a party other than registrant [ ]

Check appropriate box:

Preliminary Proxy Statement (Revocation            Confidential, for Use of the Commission
of Consent Statement)                              Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ------------------------

                             WARNER-LAMBERT COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of filing fee (Check the appropriate box):

     [x] No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.

       (3) Filing Party:

       (4) Date Filed:

________________________________________________________________________________

[Logo]

                        REVOCATION OF CONSENT STATEMENT
              BY THE BOARD OF DIRECTORS OF WARNER-LAMBERT COMPANY
                 IN OPPOSITION TO THE SOLICITATION OF CONSENTS
                                 BY PFIZER INC.

PRELIMINARY COPY; SUBJECT TO COMPLETION
December   , 1999

     The board of directors of Warner-Lambert Company, a Delaware corporation, is furnishing this Revocation of Consent Statement and the accompanying BLUE Revocation of Consent Card to the holders of the outstanding shares of Warner-Lambert's common stock, par value $1.00 per share, in opposition to the solicitation by Pfizer Inc., a Delaware corporation, of written consents from the stockholders of Warner-Lambert.

     Beginning in November, 1998, your Warner-Lambert board of directors, with the assistance of management and outside advisors, commenced a review of Warner-Lambert's strategic alternatives in order to evaluate the company's long-term position in the pharmaceuticals and health care industries and to develop a strategic plan for the future. These actions stemmed from your board's ongoing focus on enhancing value for the stockholders of Warner-Lambert. After months of review by management and outside consultants, and subsequent review of management's evaluation by the board of directors, the board concluded that the most attractive value-enhancing path for Warner-Lambert was to combine on a 'merger of equals' basis with a strategic partner of comparable size with complementary products and pipeline. American Home Products Corporation was identified as the most attractive partner.

     After more than four months of discussions between the parties, on November 3, 1999, your Warner-Lambert board unanimously approved a merger of equals business combination of Warner-Lambert and American Home Products which would create the world's largest pharmaceutical and consumer health care products company. To effect that combination, the board approved, and Warner-Lambert entered into, a merger agreement with American Home Products. Under the terms of that merger agreement, Warner-Lambert stockholders will receive 1.4919 shares of common stock of the combined entity in exchange for each share of Warner-Lambert common stock. After the merger is completed, the current stockholders of each company will own approximately 50 percent of the combined company. The merger of equals transaction is intended to be accounted for as a pooling of interests and to be tax free to the stockholders of both companies.

     On November 4, 1999, Pfizer announced an unsolicited conditional merger proposal, under which each share of Warner-Lambert common stock would be exchanged for 2.5 shares of common stock of Pfizer. Pfizer's proposal was conditioned on the elimination of certain provisions of Warner-Lambert's merger agreement with American Home Products relating to termination fees payable under certain circumstances to American Home Products and the elimination of the stock option agreement between Warner-Lambert and American Home Products. On
November 4, 1999, your Warner-Lambert board of directors determined that it was not in a position at that time to take any action with respect to the Pfizer proposal. Because Pfizer conditioned its proposal on the elimination of contractual provisions in Warner-Lambert's agreement with American Home
Products -- which Warner-Lambert has no ability by itself to remove and had no reason to believe that American Home Products would remove -- your board was unable to conclude that Pfizer's conditional proposal on its face was reasonably likely to be completed. Your board at that time reaffirmed its belief that the strategic combination with American Home Products is in the best interests of the Warner-Lambert stockholders.

     On December   , 1999, Pfizer commenced a consent solicitation in an effort to replace your duly-elected Warner-Lambert board with a slate of Pfizer nominees. Accordingly, a consent in favor of the Pfizer proposals is a consent to turn over control of your Warner-Lambert board to Pfizer. However, Pfizer still has not removed its self-imposed conditions to its acquisition proposal. Moreover, Pfizer is contesting actively Warner-Lambert's claim that Pfizer breached its agreements with Warner-Lambert relating to Lipitor'r', Warner-Lambert's highly successful cholesterol-lowering drug, entitling

Warner-Lambert to terminate those agreements and reclaim the full value of Lipitor'r' for the benefit of its stockholders. Especially under these circumstances, we believe your current Warner-Lambert board is in the best position to evaluate the strategic alternatives available to Warner-Lambert and to decide on the action that is in the best interests of Warner-Lambert's stockholders. THEREFORE, WE ARE URGING YOU NOT TO GIVE ANY CONSENTS IN RESPONSE TO PFIZER'S SOLICITATION, AND WE ARE SEEKING THE REVOCATION OF ANY CONSENTS THAT MAY HAVE BEEN GIVEN IN RESPONSE TO PFIZER'S SOLICITATION.

     We believe that a Warner-Lambert board comprised of Pfizer's hand-picked nominees would have substantial conflicts of interest in evaluating these matters and would only attempt to complete a transaction with Pfizer. Because of these conflicts of interest, Pfizer's hand-picked nominees cannot be counted on to serve the best interests of Warner-Lambert stockholders, particularly with respect to matters concerning Pfizer and its conditional proposal. Your Warner-Lambert board believes that your interests will be best served if Warner-Lambert's current directors, acting independently of Pfizer, evaluate, decide and implement Warner-Lambert's strategic plans in furtherance of its commitment to shareholder value. THE BOARD OF DIRECTORS OF WARNER-LAMBERT IS ASKING FOR YOUR SUPPORT IN OPPOSING PFIZER'S ATTEMPT TO GAIN CONTROL OF YOUR WARNER-LAMBERT BOARD. IN THIS REGARD, IT HAS BEEN AND CONTINUES TO BE YOUR WARNER-LAMBERT BOARD'S POSITION THAT IT WILL RESPOND APPROPRIATELY TO ANY PFIZER PROPOSAL WHICH IS REASONABLY LIKELY TO RESULT IN A FINANCIALLY SUPERIOR PROPOSAL AND WHICH IS REASONABLY CAPABLE OF COMPLETION.

     YOUR WARNER-LAMBERT BOARD UNANIMOUSLY OPPOSES THE PFIZER CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY PFIZER. THE BOARD URGES YOU TO DISCARD ANY WHITE CONSENT CARDS SENT TO YOU BY PFIZER.

     IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY WHITE CONSENT CARD TO PFIZER, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED AND RETURNED ANY WHITE CONSENT CARD TO PFIZER, YOU MAY STILL SEND A BLUE REVOCATION OF CONSENT CARD TO WARNER-LAMBERT, WHICH WILL HAVE NO LEGAL EFFECT BUT WOULD ASSIST US IN MONITORING THE PROGRESS OF THE CONSENT SOLICITATION.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK, BROKER OR OTHER NOMINEE CAN EXECUTE A REVOCATION OF CONSENT FOR YOUR SHARES, AND ONLY PURSUANT TO YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO REJECT PFIZER BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE REVOCATION OF CONSENT CARD PROMPTLY, USING THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.

     This Revocation of Consent Statement and the enclosed BLUE Revocation of
Consent Card are first being mailed to stockholders on or about December   ,
1999.

     If you have any questions about giving your revocation of consent or require assistance, please call:

                          [Georgeson Shareholder Logo]

                                17 State Street
                                   10th Floor
                            New York, New York 10004
                  Banks and Brokers Call Collect: 212-440-9800
                   All Others Call Toll Free: 1-800-223-2064

                       REASONS YOUR WARNER-LAMBERT BOARD
                    OPPOSES THE PFIZER CONSENT SOLICITATION

     Pfizer is soliciting consents in favor of five separate proposals described under 'Pfizer's Proposals' on page 10, each designed to enable Pfizer to take control of your Warner-Lambert board. WE BELIEVE THAT PFIZER'S PROPOSALS WILL SERIOUSLY DISADVANTAGE WARNER-LAMBERT STOCKHOLDERS AND URGE YOU NOT TO SIGN AND TO DISCARD ANY WHITE CONSENT CARD SENT TO YOU BY PFIZER.

     PFIZER'S HAND-PICKED NOMINEES HAVE A SUBSTANTIAL CONFLICT OF INTEREST AND LACK EXPERIENCE IN RUNNING A PHARMACEUTICAL AND HEALTH CARE COMPANY. Pfizer's acknowledged purpose in pursuing its consent solicitation is to replace your company's duly elected board of directors with its own hand-picked nominees in order to facilitate the consummation of a merger between Pfizer and Warner-Lambert. While your board recognizes that the Pfizer nominees, if elected, would have certain state law fiduciary obligations to Warner-Lambert and its stockholders, your board firmly believes that the Pfizer nominees -- notwithstanding Pfizer's assertion of their 'independence' -- cannot be expected to ignore the best interests of Pfizer and its stockholders -- interests which are not necessarily in harmony with your interests as a Warner-Lambert stockholder. In particular, if Pfizer's nominees are elected as your directors, conflicts of interests are inevitable, since IT IS IN PFIZER'S INTEREST TO TRY TO ACQUIRE WARNER-LAMBERT ON TERMS MOST FAVORABLE TO PFIZER.

     Moreover, Warner-Lambert has recently brought legal action against Pfizer seeking a declaratory judgment that Warner-Lambert may terminate Pfizer's rights to a portion of the revenues derived from the sale of our drug Lipitor'r' and to reacquire such rights for Warner-Lambert and its stockholders. If we are successful, Pfizer would lose and Warner-Lambert would gain billions of dollars of revenue each year. TO ALLOW PFIZER'S NOMINEES TO TAKE CONTROL OF YOUR BOARD AND MAKE DECISIONS ON YOUR BEHALF IN THIS IMPORTANT ACTION AGAINST PFIZER CANNOT POSSIBLY BE IN YOUR BEST INTERESTS -- ESPECIALLY WHEN PFIZER'S INTERESTS ARE DIRECTLY CONTRARY TO YOUR INTERESTS AS A WARNER-LAMBERT STOCKHOLDER.

     Additionally, because Pfizer competes directly with Warner-Lambert in the pharmaceutical business, the Pfizer nominees would be subject to potential conflicts of interest in serving as directors of Warner-Lambert.

     We believe that your Warner-Lambert board, not Pfizer's proposed slate of hand-picked nominees, is in the best position to evaluate Warner-Lambert's strategic alternatives, decide on the action that is in the best interests of Warner-Lambert's stockholders and implement that decision. Your board consists of ten directors -- nine of whom are independent -- who have substantial experience in running a large pharmaceutical and consumer health care company. It cannot possibly be in your best interests to turn control of your company over to directors picked by Pfizer when Pfizer has made a proposal that on its face cannot be consummated or when your company has such a major claim that has the potential to dramatically increase the value of Warner-Lambert and decrease the value of Pfizer.

     PFIZER'S ACQUISITION PROPOSAL IS ON ITS FACE ILLUSORY. Pfizer's merger proposal is conditioned on the elimination of certain provisions of our merger agreement with American Home Products, including provisions providing for termination fees payable by Warner-Lambert if the agreement is terminated under certain circumstances -- including circumstances under which the board of directors of Warner-Lambert determines to recommend a competing proposal. Pfizer's proposal is also conditioned on the elimination of the stock option agreement between Warner-Lambert and American Home Products. Because the merger agreement and the stock option agreement are enforceable contracts whose provisions cannot be unilaterally waived by Warner-Lambert -- and because American Home Products has indicated that it will not waive the provisions of the agreements in question -- Pfizer's proposal is on its face illusory. Even if Pfizer's nominees are elected to the board of Warner-Lambert, only in the event that the Delaware courts invalidate the provisions in our agreements with American Home Products -- provisions which your board believes to be valid and enforceable -- or unless Pfizer eliminates the conditions to its acquisition proposal, there is, in effect, no acquisition proposal from

Pfizer to accept. Substituting Pfizer's hand-picked nominees for your duly-elected board, without any acceptable proposal to consider, cannot possibly serve your interests as a Warner-Lambert stockholder.

     PFIZER COULD CHOOSE TO MAKE A REAL BID -- AND UNDER OUR MERGER AGREEMENT WITH AMERICAN HOME PRODUCTS WE COULD CONSIDER IT, AND ARE COMMITTED TO ACTING APPROPRIATELY. Your board is committed to the creation of shareholder value. Under our merger agreement with American Home Products, Warner-Lambert retained the right to deal with acquisition proposals made to it by third parties (including Pfizer). Specifically, if a proposal were made to Warner-Lambert which its board, in good faith, believes is, or is reasonably likely to result in, a 'superior proposal' -- that is, a proposal that (1) is better for its stockholders from a financial point of view than the Warner-Lambert/American Home Products combination and (2) is reasonably capable of being completed -- then Warner-Lambert may enter into discussions and negotiations with respect to such proposal. Your current Warner-Lambert board will respond appropriately to any Pfizer proposal which meets this standard.

     PFIZER'S ACQUISITION PROPOSAL, EVEN IF AMENDED TO BECOME UNCONDITIONAL, CANNOT RESULT IN AN AGREEMENT WITH PFIZER, PROBABLY UNTIL AT LEAST MAY 15, 2000. Further, even if Pfizer's nominees are elected and Pfizer makes its proposal unconditional, Pfizer would not be able to acquire Warner-Lambert, and you would not be able to receive shares of Pfizer stock in a merger, probably until at least May 15, 2000 -- and possibly later due to state law and other regulatory approvals that would be required before such merger could take place. Under the terms of the existing American Home Products merger agreement, the American Home Products merger is required to be submitted to you for your approval, and we cannot terminate the American Home Products merger agreement prior to that stockholder vote in order to accept a competing proposal. We have further agreed with American Home Products that, unless all other conditions to the American Home Products merger have been satisfied, the stockholder meeting to consider the merger of equals with American Home Products will not be held prior to May 15, 2000. Therefore, even if Pfizer's nominees were elected, those nominees would be unable unilaterally to terminate the American Home Products merger agreement and agree to a merger with Pfizer before May 15, 2000.

     NOW IS NOT THE TIME TO MAKE A DECISION ON THE AMERICAN HOME PRODUCTS MERGER. You are not being asked to vote on our proposed merger of equals with American Home Products now. You will be receiving a detailed joint proxy statement/prospectus which will fully describe the proposed merger and the terms of our merger agreement with American Home Products. You will have the opportunity to vote on that merger of equals at a duly held meeting of stockholders. We believe that it would be a mistake -- and detrimental to your interests as stockholders of Warner-Lambert -- to deliver control of your company to Pfizer at this critical time for Warner-Lambert. We believe it is vital to continue to have directors in place who know Warner-Lambert, who have run it so successfully over the years and who are committed to continuing to act in the best interests of Warner-Lambert and its stockholders in this rapidly evolving situation.

     For the foregoing reasons, your Warner-Lambert board believes that the interests of Warner-Lambert stockholders are best served if Warner-Lambert's current directors, acting independently of Pfizer, continue to manage Warner-Lambert. You are entitled to have a board that is fully committed to acting in your best interests, as your current board has demonstrated it has done time and time again.

     YOUR WARNER-LAMBERT BOARD UNANIMOUSLY OPPOSES THE PFIZER CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY PFIZER. THE BOARD URGES YOU TO DISCARD ANY WHITE CONSENT CARDS SENT TO YOU BY PFIZER.

     IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY WHITE CONSENT CARD TO PFIZER, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED AND RETURNED ANY WHITE CONSENT CARD TO PFIZER, YOU MAY STILL SEND A BLUE REVOCATION OF CONSENT CARD TO WARNER-LAMBERT, WHICH WILL HAVE NO LEGAL EFFECT BUT WOULD ASSIST US IN MONITORING THE PROGRESS OF THE CONSENT SOLICITATION.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK, BROKER OR OTHER NOMINEE CAN EXECUTE A REVOCATION OF CONSENT FOR YOUR SHARES, AND ONLY PURSUANT TO YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO REJECT PFIZER BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE REVOCATION OF CONSENT CARD PROMPTLY, USING THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.

     If you have any questions, please call Georgeson Shareholder Communications Inc. toll-free at 1-800-223-2064.

                             THE CONSENT PROCEDURE

     Article III, Section 11 of Warner-Lambert's by-laws establishes orderly procedures for the setting of a record date for consent solicitations. This section of the by-laws provides that any stockholder of Warner-Lambert seeking to have Warner-Lambert's stockholders authorize or take corporate action by written consent shall, by written notice to Warner-Lambert's Secretary, request Warner-Lambert's board of directors to fix a record date. The Warner-Lambert board shall, within ten days of receipt of such notice, adopt a resolution fixing the record date; the record date selected shall not precede the date of the resolution and shall not be more than 10 days after the date upon which the resolution was adopted. If the Warner-Lambert board fails to fix a record date, then the record date shall be the day on which the first written consent is duly delivered to Warner-Lambert pursuant to Section 213(b) of the General Corporation Law of the State of Delaware.

     On                          , Pfizer requested that Warner-Lambert's board
of directors fix a record date for the Pfizer consent solicitation. On
                         , the Warner-Lambert board fixed a record date of
                         (the 'Record Date') for determining stockholders
entitled to grant or revoke their written consents with respect to the Pfizer proposals discussed above. You are entitled to grant or revoke consents for all shares of Warner-Lambert common stock that you owned on the Record Date (even if you subsequently sold or transferred any of those shares). As of the Record
Date, there were             shares of Warner-Lambert common stock issued and
outstanding.

     Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     Warner-Lambert's certificate of incorporation does not prohibit stockholder action by written consent. The unrevoked consent of the holders of not less than a majority of the outstanding shares entitled to vote on the Record Date must be obtained within the time limits specified herein to adopt the Pfizer proposals. Each of Pfizer's proposals is conditioned upon the adoption of each of the other Pfizer proposals.

     Warner-Lambert's by-laws provide that each stockholder shall be entitled to vote each share of stock which has voting rights on the matter in question. Under Delaware law, no written consent is effective to take the action referred to therein unless, within 60 days of the date of earliest dated consent delivered, written consents signed by a sufficient number of stockholders required to take such action are properly delivered to the corporation. Failure to consent to any of the Pfizer proposals will have the effect of a vote against those proposals.

     A stockholder may revoke any previously signed consent by signing, dating and returning a BLUE Revocation of Consent Card included with this Revocation of Consent Statement. If no direction is made on the Revocation of Consent Card with respect to one or more of the Pfizer proposals, or if a stockholder marks either the 'revoke consent' box or the 'abstain' box on the Revocation of Consent Card with respect to one or more of those proposals, all previously executed consents with respect to such proposals will be revoked. Stockholders are urged, however, to deliver all Revocation of Consent Cards to Georgeson Shareholder Communications Inc., the firm assisting Warner-Lambert in this solicitation, at 17 State Street, 10th Floor, New York, New York 10004. A consent may also be revoked by delivery of a written revocation of consent to Warner-Lambert or Pfizer. Warner-Lambert requests that if a revocation of consent is delivered to Pfizer, a copy of the revocation also be delivered to Warner-Lambert, c/o Georgeson Shareholder Communications Inc. at the address set forth above, so that Warner-Lambert will be aware of all revocations. Any Revocation of Consent may itself be revoked at any time by signing, dating and returning a later-dated consent card to Pfizer.

     If your shares are registered in your own name(s), please sign, date and promptly mail the enclosed BLUE Revocation of Consent Card, using the postage-paid envelope provided.

     If you have previously signed and returned a white consent card to Pfizer, you have every right to change your mind. Only your latest dated card will count. You may revoke any earlier dated consent returned to Pfizer by signing, dating and mailing the enclosed BLUE Revocation of Consent Card using the postage-paid envelope provided.

     If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a BLUE Revocation of Consent Card with respect to your shares, and can only do so after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE Revocation of Consent Card in the postage-paid envelope provided. You should also contact the person responsible for your account and give instructions for a BLUE Revocation of Consent Card to be issued representing your shares.

     After signing the enclosed BLUE Revocation of Consent Card, do not sign any other cards. Do not even vote 'against' on Pfizer's white consent card; instead, discard any white consent cards sent to you by Pfizer. Remember, your latest dated card will revoke any previous consent or Revocation of Consent.

     Warner-Lambert has retained Georgeson Shareholder Communications Inc. to assist in communicating with stockholders in connection with the Pfizer consent solicitation and to assist in our efforts to obtain revocations of consents. If you have any questions about how to complete or submit your BLUE Revocation of Consent Card or any other questions, Georgeson will be pleased to assist you. You may call Georgeson toll-free at 1-800-223-2064.

                               CERTAIN LITIGATION

     Following the announcement of the proposed merger of equals with American Home Products, on November 4, 1999, an action was filed by Pfizer in the Delaware Court of Chancery in and for New Castle County against Warner-Lambert, members of the Warner-Lambert board of directors and American Home Products. The complaint was amended on November 15, 1999. The amended complaint, among other things, alleges that the provisions of the merger agreement which provide for a termination fee and the granting of the stock option to American Home Products under the Warner-Lambert stock option agreement are invalid, and seeks relief to enjoin the implementation of those provisions. The complaint further alleges that the provisions of the merger agreement which purportedly restrict Warner-Lambert's board of directors from amending its shareholder rights plan and from terminating the merger agreement under certain circumstances are also invalid, and seeks to enjoin those provisions as well. The complaint also alleges that the members of Warner-Lambert's board of directors have breached their fiduciary duties by entering into the merger agreement and, in particular, the provisions referred to above, and that American Home Products has aided and abetted such breaches. Moreover, the complaint asserts that Warner-Lambert and its directors breached their fiduciary duties to Warner-Lambert stockholders by allegedly failing to waive the terms of a standstill agreement between Warner-Lambert and Pfizer. The complaint claims that the members of Warner-Lambert's board of directors were motivated in these alleged breaches by a desire to retain their positions. The complaint alleges that entering into the merger agreement constituted a breach of fiduciary duty by Warner-Lambert's directors in that it purportedly 'chills' Pfizer's consent solicitation and seeks an injunction against any action to eliminate or hinder Pfizer's consent solicitation. The complaint seeks declaratory relief and incidental damages. On November 17, 1999, Pfizer moved to preliminarily enjoin the merger. The parties agreed to an expedited discovery schedule and the hearing on the motion for the preliminary injunction has been set for January 31, 2000. On December 3, 1999, Warner-Lambert and American Home Products each filed answers to the amended complaint denying its substantive allegations. Warner-Lambert, its board of directors and American Home Products believe that the action is without merit and intend to defend vigorously against it.

     On November 23, 1999, Pfizer filed an additional complaint against Warner-Lambert and American Home Products alleging that Warner-Lambert breached the standstill agreement between Pfizer and Warner-Lambert. The complaint also alleges that American Home Products wrongfully interfered with Pfizer's contractual relationship with Warner-Lambert by inducing Warner-Lambert's alleged breach. The complaint seeks to enjoin the proposed merger of equals between Warner-Lambert and American Home Products and to prevent American Home Products from receiving any benefits from its actions. The complaint also seeks a declaratory judgment that Pfizer has not breached the terms of the standstill agreement or any of the agreements between Warner-Lambert and Pfizer governing the co-promotion and marketing of Warner-Lambert's drug Lipitor'r'. Warner-Lambert and American Home Products believe that the action is without merit and intend to defend vigorously against it.

     On November 29, 1999, Warner-Lambert filed counterclaims against Pfizer, asserting that Pfizer has itself breached the Lipitor'r' agreements. Warner-Lambert is seeking a declaratory judgment from the court that Warner-Lambert is entitled to terminate the Lipitor'r' agreements. Upon motion by Warner-Lambert, the court has scheduled a trial on the allegations of the complaint and counterclaims for April 10, 2000. On December 8, 1999, American Home Products filed an answer to Pfizer's complaint denying the substantive allegations made against it. On December 17, 1999, Warner-Lambert filed a motion for a preliminary injunction seeking to enjoin Pfizer from proceeding with its consent solicitation pending a decision on Warner-Lambert's counterclaims against Pfizer concerning Lipitor'r'.

     In addition, approximately thirty-six lawsuits purporting to be class or derivative actions have been filed in the Court of Chancery of the State of Delaware. The Delaware class actions have been consolidated by order of the Chancery Court. One lawsuit purporting to be a class action has been filed in the Superior Court of New Jersey, Morris County. Two lawsuits, one purporting to be a class action and the other a derivative action, have been filed in the United States District Court for the District of New Jersey. The consolidated Delaware actions and the New Jersey actions name as defendants Warner-Lambert and certain of its officers and directors. These actions assert claims for breach of fiduciary duty based on allegations substantially identical to those in the lawsuit filed by Pfizer. These actions also assert claims against American Home Products for aiding and abetting the purported breaches of fiduciary duty by Warner Lambert and its officers and directors. The actions seek an injunction of Warner-Lambert's merger with American Home Products, an injunction of the termination fee and the option granted to American Home Products and rescission or rescissory damages. On December 9, 1999, Warner-Lambert and American Home Products filed a motion to dismiss or stay the New Jersey state court action. Warner-Lambert, its officers and board of directors and American Home Products believe that these actions are without merit and intend to defend vigorously against them.

                               PFIZER'S PROPOSALS

     Pfizer is soliciting consents in favor of five separate proposals, each designed to enable Pfizer to take control of your Warner-Lambert board. Each of the Pfizer proposals is set forth below. WE BELIEVE THAT PFIZER'S PROPOSALS WILL SERIOUSLY DISADVANTAGE WARNER-LAMBERT STOCKHOLDERS AND URGE YOU NOT TO SIGN AND TO DISCARD ANY WHITE CONSENT CARD SENT TO YOU BY PFIZER.

Pfizer PROPOSAL 1:

     Remove each of Robert N. Burt, Donald C. Clark, Lodewijk J.R. de Vink, John
A. Georges, William H. Gray III, William R. Howell, LaSalle D. Leffall, Jr., George A. Lorch, Alex J. Mandl and Michael I. Sovern, and any other person (other than those elected pursuant to Pfizer's consent solicitation) elected or appointed to the Warner-Lambert board of directors prior to the effective date of Pfizer's proposals.

Pfizer PROPOSAL 2:

     Amend Section 1 of Article IV of the Warner-Lambert by-laws to set the number of directors of Warner-Lambert at seven.

Pfizer PROPOSAL 3:

     Amend Section 2 of Article IV of the Warner-Lambert by-laws to provide that vacancies on the Warner-Lambert board created as a result of the removal of directors by Warner-Lambert stockholders may be filled only by a majority vote of shares of Warner-Lambert common stock.

Pfizer PROPOSAL 4:

     Elect James G. Brocksmith Jr., Wendell F. Bueche, Robert M. Lichten, Paul
M. Meister, Martin D. Payson, Thomas G. Plaskett and Sir Barrie Stephens, the Pfizer nominees, to serve as directors of Warner-Lambert (or, if any such nominee is unable to serve as a director of Warner-Lambert due to death, disability or otherwise, any other person designated as a nominee by the remaining Pfizer nominee or nominees).

Pfizer PROPOSAL 5:

     Repeal each provision of Warner-Lambert's by-laws adopted after April 1, 1999 and before the effectiveness of the Pfizer proposals and the seating of the Pfizer nominees.

     Each of Pfizer's proposals is conditioned upon the adoption of each of the other Pfizer proposals.

     Pfizer's proposals 1, 2, 3, and 4, taken together, are designed to enable Pfizer to take control of your company's board. Pfizer proposal 5 is designed to nullify unspecified by-laws which may be adopted by your board in its efforts to act in, and protect the interests of, Warner-Lambert's stockholders and to retain for Pfizer's nominees the ability to make unspecified by-laws thereafter. As of the date of this Revocation of Consent Statement, Warner-Lambert has not adopted or amended any by-laws subsequent to April 1, 1999.

           INFORMATION ABOUT THE BOARD OF DIRECTORS OF WARNER-LAMBERT

MEMBERS OF THE BOARD OF DIRECTORS

     The names of the current members of the board of directors of Warner-Lambert, their ages and certain biographical information about each of them are set forth below.

NAME                                                        AGE   DIRECTOR SINCE
----                                                        ---   --------------
Lodewijk J.R. de Vink.....................................  54         1991
Robert N. Burt............................................  62         1995
Donald C. Clark...........................................  68         1984
John A. Georges...........................................  68         1983
William H. Gray III.......................................  58         1991
William R. Howell.........................................  63         1983
LaSalle D. Leffall, Jr., M.D..............................  69         1988
George A. Lorch...........................................  58         1997
Alex J. Mandl.............................................  56         1995
Michael I. Sovern.........................................  68         1993

Lodewijk J.R. de Vink

     Chairman of the Board, President and Chief Executive Officer of Warner-Lambert. Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In 1990, he was appointed Executive Vice President and President, U.S. Operations, and in 1991, he was elected President and Chief Operating Officer. Mr. de Vink became the Chairman of the Board and Chief Executive Officer on May 1, 1999. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American University. Mr. de Vink is a director of Bell Atlantic Corporation, Pharmaceutical Research and Manufacturers of America and the United Negro College Fund and a member of the Supervisory Board of Royal Ahold N.V. He is also President of the International Federation of the Pharmaceutical Manufacturers Association. Mr. de Vink is also a director of the National Actors' Theater, a Trustee of the National Foundation for Infectious Diseases and a member of the International Advisory Board of Nijenrode University.

Robert N. Burt

     Chairman of the Board and Chief Executive Officer of FMC Corporation (chemical and machinery manufacturing). Mr. Burt joined FMC Corporation in 1973 as Director of Corporate Planning. He took over FMC's agricultural products in 1976 and was elected Vice President in 1978. He served as General Manager of FMC's Defense Systems Group from 1983 to 1988 when he was named Executive Vice President. He served as President of FMC from 1990 to 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1991. Mr. Burt has served on FMC's Board of Directors since 1989. Mr. Burt received a B.S. degree in chemical engineering from Princeton University and an M.B.A. from Harvard Business School. He is a director of Phelps Dodge Corporation, the Rehabilitation Institute of Chicago and Evanston Hospital Corp. Mr. Burt also serves as a director and member of the Executive Committee of Chemical Manufacturers Association. Mr. Burt is currently Chairman of the Business Roundtable and Vice Chairman of the Illinois Business Roundtable. He is also a Trustee and a member of the Executive Committee of the Chicago Symphony Orchestra.

Donald C. Clark

     Retired Chairman of the Board and Chief Executive Officer of Household International, Inc. (financial services). Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before serving as President from 1977 to 1988, Chief Executive Officer from 1982 to 1994 and Chairman of the Board from 1984 to 1996, when he retired. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Armstrong World Industries, Inc. and PMI Group, Inc. He also serves as Life Trustee of Northwestern University and as Chairman of the Board of Trustees of Clarkson University.

John A. Georges

     Retired Chairman of the Board and Chief Executive Officer of International Paper Company (packaging, paper and forest products). Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1984, and Chairman of the Board and Chief Executive Officer in 1985, which position he held until his retirement in 1996. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and an M.S. in business administration from Drexel University. Mr. Georges is a director of AK Steel Corporation and Ryder System, Inc. He is a Trustee of the Public Policy Institute of The Business Council of New York State, a graduate member of The Business Council and a member of the Trilateral Commission and the Board of the University of Illinois Foundation.

William H. Gray III

     President and Chief Executive Officer of the United Negro College Fund. Mr. Gray was appointed President and Chief Executive Officer of the United Negro College Fund in 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of CBS Corporation (formerly Westinghouse Electric Corporation), The Chase Manhattan Corporation, Electronic Data Systems Corporation, ezgov.com, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corp. and Union Pacific Corporation.

William R. Howell

     Chairman Emeritus of J.C. Penney Company, Inc. (retailing). Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell served as Executive Vice President from 1981 to 1983 and Chairman of the Board and Chief Executive Officer from 1983 until 1997, when he retired. In January, 1997, Mr. Howell was elected Chairman Emeritus. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr. Howell is a director of Bankers Trust New York Corporation and Bankers Trust Company, Exxon Mobil Corporation, Halliburton Company and The Williams Companies, Inc. and Central & South West Corporation. He is currently Chairman of the Southern Methodist University's Board of Trustees and a member of The Business Council.

LaSalle D. Leffall, Jr., M.D.

     Charles R. Drew Professor of Surgery, Howard University College of Medicine; Professorial Lecturer in Surgery, Georgetown University. Dr. Leffall has served as Professor of Surgery at Howard University College of Medicine since 1970. In 1992, he was named the Charles R. Drew Professor of Surgery. Dr. Leffall also served as Chairman of the Department of Surgery from 1970 to 1995. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from Howard University. Dr. Leffall is a director of Celsion Corporation, Mutual of America, Chevy Chase Bank and the Charles A. Dana Foundation. He is Past-President of the American College of Surgeons and the American Cancer Society. Dr. Leffall is also a member of the National Urban League, the National Association for Advancement of Colored People, The Young

Men's Christian Association, National Center on Addiction and Substance Abuse at Columbia University, the Trustees Council of the National Gallery of Art and the Cosmos Club. He is also a consultant for the National Cancer Institute, a diplomate of the American Board of Surgery and a fellow of the American College of Surgeons.

George A. Lorch

     Chairman of the Board and Chief Executive Officer of Armstrong World Industries, Inc. (flooring, building and other specialty products). Mr. Lorch joined Armstrong World Industries Inc. in 1963. He has served as Armstrong's Chairman of the Board since 1994 and President and Chief Executive Officer since 1993. Prior to 1993, Mr. Lorch held various marketing positions from 1963 to 1983, served as Group Vice President for Carpet Operations from 1983 to 1988 and served as Executive Vice President from 1988 to 1993. Mr. Lorch has a bachelor's degree from Virginia Polytechnic Institute and State University. Mr. Lorch is also a director of Household International, Inc. and RR Donnelley & Sons Company. He is a member of the Pennsylvania Business Roundtable and the Policy Committee of The Business Roundtable.

Alex J. Mandl

     Chairman of the Board and Chief Executive Officer of Teligent, Inc. (telecommunications). Mr. Mandl started Teligent, Inc. in 1996 as Chairman and Chief Executive Officer. Prior to starting Teligent, he held several executive positions at AT&T Corp., including President and Chief Operating Officer from 1993 to 1996; Executive Vice President and Chief Executive Officer of its Communications Services Group; and Chief Financial Officer. Previously, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Service, Inc., which position he held from 1988 to 1991. From 1980 to 1988, Mr. Mandl held various executive positions with Seaboard Coast Line Industries. He is a director of Forstmann Little & Co., Dell Computer Corporation and General Instrument Corp. He is also a director of the Walter A. Haas School of Business at the University of California at Berkeley, Willamette University, Carnegie Hall, the Museum of Television and Radio and WETA Public Television and Radio. Mr. Mandl received a B.A. in economics from Willamette University and an M.B.A. from the University of California at Berkeley.

Michael I. Sovern

     President Emeritus and Chancellor Kent Professor of Law, Columbia University; President of the Shubert Foundation. Mr. Sovern became President of the Shubert Foundation in 1996. Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and Chancellor Kent Professor of Law in 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of AT&T Corp. and Sequa Corporation. He is also Chairman of the Japan Society and the American Academy in Rome and serves on the boards of the Shubert Foundation and Organization, the Asian Cultural Council, Channel Thirteen and the Henry J. Kaiser Family Foundation. Mr. Sovern is Trustee of Freedom Forum Newseum, Inc. and Chairman of the Advisory Committee of Freedom Forum Media Studies Center.

BOARD MEETINGS AND COMMITTEES

     The board of directors met six times during 1998. Through November 15, 1999, the board of directors of Warner-Lambert has held 15 meetings in 1999, inclusive of telephonic meetings. Each director has attended at least 75% of the total meetings of the Warner-Lambert board and the committees of the Warner-Lambert board on which he served.

     The Warner-Lambert board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Retirement and Savings Plan Committee (U.S.) and a Corporate Public Policy Committee. The Executive Committee of the Board of Directors was dissolved in 1999.

     The members of the Audit Committee are Mr. William R. Howell (Chairman), Mr. Robert N. Burt, Mr. John A. Georges, Mr. William H. Gray III and Mr. Alex J. Mandl. The Audit Committee, which met three times in 1998 and, as of November 15, 1999, has met three times during 1999, recommends to the board of directors the independent accountants to be nominated to audit Warner-Lambert's financial statements; approves the discharge and compensation of the independent accountants; meets with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviews the findings of the independent accountants with respect to the annual audit; and supervises the implementation of Warner-Lambert's management integrity and compliance policies and reports annually to the board of directors on such policies.

     The members of the Compensation Committee are Mr. Alex J. Mandl (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William R. Howell, and Mr. George
A. Lorch. The Compensation Committee, which met two times during 1998 and, as of November 15, 1999, has met four times during 1999, is responsible for the total compensation (annual cash compensation and long-term incentives) of the Chairman, the President and certain other officers of Warner-Lambert. The Compensation Committee also administers the Warner-Lambert Incentive Compensation Plan, the Warner-Lambert Supplemental Pension Income Plan and Warner-Lambert's stock plans, and has limited authority to adopt amendments to such plans.

     The members of the Nominating and Governance Committee are Mr. Michael I. Sovern (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William H. Gray III and Dr. LaSalle D. Leffall, Jr. This committee, which met two times in 1998 and, as of November 15, 1999, has met one time during 1999, recommends to the board of directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each board committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Nominating and Governance Committee will consider suggestions for board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's by-laws, together with the written consent of the proposed nominee to so serve, if elected. This committee also administers the Restricted Stock Plan for Directors of Warner-Lambert Company.

     The members of the Retirement and Savings Plan Committee (U.S.) are Mr. Donald C. Clark (Chairman), Mr. Robert N. Burt, Mr. John A. Georges, Mr. William
R. Howell and Mr. Michael I. Sovern. This committee, which met two times in 1998 and, as of November 15, 1999, has met two times during 1999, has limited authority to adopt amendments to Warner-Lambert's domestic retirement and savings plans, including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan. The Retirement and Savings Plan Committee (U.S.) also has responsibility to monitor and report on the selection and termination of the Plans' trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants with respect to the plans referred to above, to approve pensions for individual employees which are separate from any benefit plan and to implement the overall asset allocation guidelines, as established by Warner-Lambert's board of directors.

     The members of the Corporate Public Policy Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. Donald C. Clark, Mr. George A. Lorch and Mr. Michael I. Sovern. This committee, which met two times during 1998 and, as of November 15, 1999, has met two times during 1999, reviews periodic reports on Warner-Lambert's contribution activities, equal employment opportunity and related matters and public affairs programs and issues of social concern and makes recommendations to the board of directors in such areas.

DIRECTOR COMPENSATION

     All non-employee directors of Warner-Lambert receive an annual fee of $40,000 and a fee of $1,000 for attendance at each meeting of the board of directors or of a committee of the board of directors, as well as for attendance at or participation in special meetings and other board-related activities. Non-employee directors are also reimbursed for their expenses. In addition, each director who chairs a committee receives an annual fee of $3,000. Directors may elect to defer receipt of their fees.

     The provisions of the Warner-Lambert stock plans relating to deferred compensation for directors permit non-employee directors to elect to defer their annual director fees and meeting attendance fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert common stock-equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the amount of such deferred fees. Directors may not make withdrawals from their deferred accounts until they are no longer members of the board. The provisions relating to directors' deferred compensation provide that all stock credits are converted to the account which accrues interest annually and that all amounts which participating directors had previously elected to defer are payable following a change in control of Warner-Lambert (as defined in such plan) in accordance with a distribution schedule the director elects.

     In order to further align the interests of the directors with Warner-Lambert's stockholders, an amount equal to one-half of the retainer in effect on January 1 of each year, for a maximum period of ten years, is made available to non-employee directors for crediting to their Warner-Lambert common stock-equivalent accounts.

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 12,000 shares of Warner-Lambert common stock, subject to certain restrictions. The director is not entitled to delivery of the share certificate, and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the board for the entire period during which the restrictions apply, the restrictions will lapse with respect to one-tenth of the shares for each full year of service as a director. In the event of a change in control of Warner-Lambert, directors generally will receive the full value of the shares previously granted by delivery of a cash payment. A change in control under the Restricted Stock Plan for Directors is generally deemed to have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, consummation of a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's board of directors. If Pfizer is successful in its solicitation of consents to remove the directors of Warner-Lambert or in its efforts to acquire 20% or more of the outstanding shares of Warner-Lambert common stock, a change of control for purposes of the plan will occur. See 'Termination and Change in Control Arrangements and Other Matters' in Annex A of this document for additional information. Subject to the foregoing, the director has the rights and privileges of a stockholder, including the right to receive dividends and the right to vote the shares.

     Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

                      EXECUTIVE OFFICERS OF WARNER-LAMBERT

     The names of the executive officers who are not also directors of Warner-Lambert, their ages and certain information about them are set forth below:

                                    POSITIONS AND OFFICES WITH      PRINCIPAL OCCUPATIONS AND
           NAME             AGE           WARNER-LAMBERT          EMPLOYMENT DURING PAST 5 YEARS
           ----             ---           --------------          ------------------------------
Ernest J. Larini..........  56    Chief Financial Officer and     Executive Vice President
                                                                  (since May 1999); Chief
                                    Executive Vice President,       Financial Officer (since
                                    Administration                  November 1992); Vice
                                                                    President (November
                                                                    1992 - May 1999)
Anthony H. Wild, Ph.D.....  51    Executive Vice President and    Executive Vice President
                                    President, Pharmaceutical     (since May 1999); President,
                                    Sector                          Pharmaceutical Sector (since
                                                                    May 1996); Vice President
                                                                    (September 1995 - May 1999);
                                                                    President, Parke - Davis,
                                                                    North America (February
                                                                    1995 - May 1996); President,
                                                                    Schering - Plough - Japan,
                                                                    Schering - Plough
                                                                    Corporation (August
                                                                    1989 - February 1995)
Raymond M. Fino...........  57    Senior Vice President, Human    Senior Vice President, Human
                                    Resources                       Resources (since May 1999);
                                                                    Vice President (January
                                                                    1985 - May 1999)
Philip M. Gross...........  58    Senior Vice President,          Senior Vice President,
                                  Strategic Management Processes  Strategic Management Processes
                                                                    (since May 1999); Vice
                                                                    President, Strategic
                                                                    Management Processes
                                                                    (January 1994 - May 1999);
                                                                    President, Novon Products
                                                                    Group (January
                                                                    1990 - January 1994)
Gregory L. Johnson........  53    Senior Vice President and       Senior Vice President and
                                    General Counsel                 General Counsel (since May
                                                                    1999); Vice President and
                                                                    General Counsel (October
                                                                    1983 - May 1999)
Richard W. Keelty.........  57    Senior Vice President, Public   Senior Vice President, Public
                                    Affairs                         Affairs (since May 1999);
                                                                    Vice President, Public
                                                                    Affairs, (December
                                                                    1995 - May 1999); Vice
                                                                    President, Public Relations
                                                                    (November 1990 - November
                                                                    1995)
J. Frank Lazo.............  52    Senior Vice President and       Senior Vice President (since
                                    President, Adams                May 1999); Vice President
                                                                    (April 1990 - May 1999);
                                                                    President, Adams (since
                                                                    December 1994); President,
                                                                    Latin America, Asia,
                                                                    Australia, Middle East,
                                                                    Africa Group (January 1992 -
                                                                    December 1994)

                                    POSITIONS AND OFFICES WITH      PRINCIPAL OCCUPATIONS AND
           NAME             AGE           WARNER-LAMBERT          EMPLOYMENT DURING PAST 5 YEARS
           ----             ---           --------------          ------------------------------
S. Morgan Morton..........  59    Senior Vice President and       Senior Vice President (since
                                    President, Consumer             May 1999); Vice President
                                    Healthcare Sector               (January 1994 - May 1999);
                                                                    President, Consumer
                                                                    Healthcare Sector (since
                                                                    August 1997); President
                                                                    Warner - Lambert Consumer
                                                                    Healthcare U.S.A. (June
                                                                    1996 - July 1997);
                                                                    President, Warner Wellcome
                                                                    Consumer Healthcare U.S.A.
                                                                    (December 1995 - June 1996);
                                                                    President, Shaving Products
                                                                    Group (September
                                                                    1993 - December 1995)
Peter B. Corr, Ph.D.......  51    Vice President and President,   Vice President (since April
                                  Warner - Lambert/Parke - Davis    1999); President, Warner -
                                    Research and Development        Lambert/Parke - Davis
                                                                    Research and Development
                                                                    (since October 1998); Senior
                                                                    Vice President, Discovery
                                                                    Research, Monsanto Searle
                                                                    (January 1996 - September
                                                                    1998); Vice President,
                                                                    Discovery Research,
                                                                    Monsanto/Searle (January
                                                                    1994 - December 1996)
John S. Craig.............  48    Vice President and President,   Vice President (since January
                                    Adams USA                       1996); President, Adams USA
                                                                    (since July 1995); President
                                                                    and Chief Executive Officer
                                                                    Lender's Bagel Bakery
                                                                    division of Kraft Foods,
                                                                    Inc. (September
                                                                    1986 - February 1994)
Joseph E. Lynch...........  48    Vice President and Controller   Vice President and Controller
                                                                    (since June 1995);
                                                                    Comptroller, American Home
                                                                    Products Corporation (March
                                                                    1995 - June 1995); Director,
                                                                    Corporate Accounting and
                                                                    Budgets, American Cyanamid
                                                                    Company (April 1991 - March
                                                                    1995)
Harold F. Oberkfell.......  53    Vice President, Knowledge       Vice President (since January
                                    Management                      1992); Vice President,
                                                                    Knowledge Management Officer
                                                                    (since September 1998);
                                                                    President, Latin
                                                                    America/Asia Sector
                                                                    (February 1995 - September
                                                                    1998); President, Parke -
                                                                    Davis, North America
                                                                    (January 1992 - February
                                                                    1995)

                                    POSITIONS AND OFFICES WITH      PRINCIPAL OCCUPATIONS AND
           NAME             AGE           WARNER-LAMBERT          EMPLOYMENT DURING PAST 5 YEARS
           ----             ---           --------------          ------------------------------
Maurice A. Renshaw........  52    Vice President and President,   Vice President (since January
                                    Parke - Davis USA               1997); President,
                                                                    Parke - Davis USA (Since
                                                                    April 1998); President,
                                                                    Parke - Davis, U.S. and
                                                                    Mexico (August 1996 - March
                                                                    1998); President,
                                                                    Warner - Lambert KK, Japan
                                                                    (December 1989 - August
                                                                    1996)
Barbara S. Thomas.........  50    Vice President and President,   Vice President (since April
                                    Consumer Healthcare USA         1998); President, Consumer
                                                                    Healthcare USA (since
                                                                    December 1997); President
                                                                    and Chief Executive Officer,
                                                                    Pillsbury Canada Ltd. (March
                                                                    1995 - November 1997); Vice
                                                                    President/General Manager,
                                                                    Pizza/Snacks; Breakfast and
                                                                    Dessert Mixes, Pillsbury
                                                                    Canada Ltd. (October 1993 -
                                                                    March 1995)
John F. Walsh.............  57    Vice President and President,   Vice President (since May
                                    Shaving Products Group          1999); Executive Vice
                                                                    President (January
                                                                    1991 - May 1999); President,
                                                                    Shaving Products Group
                                                                    (since August 1997);
                                                                    President, Consumer
                                                                    Healthcare Sector (December
                                                                    1994 - July 1997);
                                                                    President, Consumer Products
                                                                    Sector (January 1992 -
                                                                    December 1994)
Rae G. Paltiel............  53    Secretary                       Secretary (since February
                                                                  1986)

EXECUTIVE OFFICER COMPENSATION

     Summary information with respect to the compensation of Warner-Lambert's chief executive officer and certain other executive officers is set forth in Annex A.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

     The following table sets forth information, as of October 31, 1999, regarding beneficial ownership of Warner-Lambert common stock by each director, each of the current executive officers named in the Summary Compensation Table in Annex A and all directors and executive officers as a group:

                                                                 NUMBER OF COMMON SHARES
NAME                                                          AND SHARE EQUIVALENTS (1),(2)
----                                                          -----------------------------
Robert N. Burt..............................................               24,159
Donald C. Clark.............................................              134,212
Lodewijk J.R. de Vink.......................................            2,068,676(3)
John A. Georges.............................................               83,917
William H. Gray III.........................................               26,419
William R. Howell...........................................               22,958
Ernest J. Larini............................................              868,138(3)
LaSalle D. Leffall, Jr......................................               50,872
George A. Lorch.............................................               15,666
Alex J. Mandl...............................................               22,936
Michael I. Sovern...........................................               19,162
Anthony H. Wild.............................................              364,066(3)
All executive officers and directors as a group.............            9,809,681(3)

------------

(1) As of October 31, 1999, no individual named in the table above owned more than 1%, and all executive officers and directors as a group owned in the aggregate less than 1.5% of the outstanding shares of Warner-Lambert common stock.

(2) Each of the above persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 108,000 shares granted to the non-employee directors named above, pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company. Each director has the power to direct the vote of such shares. The shareholdings listed above also include shares of common stock equivalents held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors, as follows: Mr. Burt 5,244, Mr. Clark 106,449, Mr. Georges 55,197, Mr. Gray 14,243, Mr. Howell 9,758, Dr. Leffall 35,704, Mr. Lorch 3,066, Mr. Mandl 10,936 and Mr. Sovern 7,162. The shareholdings listed above also include shares of Warner-Lambert common stock and common stock equivalents held pursuant to Warner-Lambert's benefit plans as follows: Mr. de Vink 2,501, Mr. Larini 17,074 and Dr. Wild 174.

(3) Includes shares subject to options or rights granted pursuant to the Warner-Lambert stock plans exercisable up to and including December 31, 1999, as follows: Mr. de Vink 2,066,175, Mr. Larini 845,548, Dr. Wild 354,598 and all executive officers and directors as a group 9,107,977.

     Warner-Lambert believes that stock ownership by its executive officers is important to promote an identification of the interests of management with Warner-Lambert's stockholders. Accordingly, the Compensation Committee of the board of directors has established stock ownership goals for key members of management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert common stock equal to a multiple ranging from six to ten times the salary for such individual, depending on such individual's position level. For purposes of this program, the amount of shares of Warner-Lambert common stock held by the officer includes shares held directly and indirectly, shares and share equivalents held under Warner-Lambert's benefit plans, 50% of vested, unexercised stock options and 50% of restricted stock.

SECURITY OWNERSHIP OF OTHER BENEFICIAL OWNERS OF WARNER-LAMBERT STOCK

     The following table sets forth information with respect to the persons known to Warner-Lambert to beneficially own more than 5% of Warner-Lambert's common stock, as of December 31, 1998:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP   PERCENTAGE OF CLASS
                ----------------                  --------------------   -------------------
FMR Corp. ......................................       53,472,914(1)            6.509%
  82 Devonshire Street
  Boston, Massachusetts 02109

------------

(1) As reported on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, FMR beneficially owned and had sole power to dispose of 53,472,914 shares. FMR's direct and indirect subsidiaries reported holding the following shares in Warner Lambert
    Company: Fidelity Management & Research Company was the beneficial owner of 48,710,370 shares, Fidelity Management Trust Company was the beneficial owner of 3,874,002 shares and Fidelity International LTD was the beneficial owner of 888,542 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Warner-Lambert's directors, officers and beneficial owners of more than 10% of the outstanding shares of Warner-Lambert common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the shares and other equity securities of Warner-Lambert. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, Warner-Lambert believes that during the fiscal year ended December 31, 1998, its officers, directors and 10% holders complied with all Section 16(a) filing requirements.

                     SOLICITATION OF REVOCATIONS OF CONSENT

     Revocations of consent may be solicited by mail, telephone, facsimile transmission or other electronic media and in person. Solicitation of revocations of consent may be made by directors, officers and regular employees of Warner-Lambert for which they will receive no additional compensation.

     In addition, Warner-Lambert has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of the revocations of consent, for which Georgeson will receive a fee of $750,000 plus reasonable out-of-pocket expenses. Warner-Lambert has also agreed to indemnify Georgeson for certain liabilities in connection with this solicitation. Approximately 150 persons will be employed by Georgeson to solicit stockholders.

     Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of shares of Warner-Lambert common stock. Warner-Lambert will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

     The entire cost of soliciting the revocations of consent -- including, without limitation, costs, if any, relating to advertising, printing, fees of attorneys, financial advisors, proxy solicitors, accountants, public relations, transportation, litigation and related expenses and filing fees -- will be borne by Warner-Lambert. Warner-Lambert estimates that total expenditures relating to the Warner-Lambert board of directors' solicitation of the revocations of
consent will be approximately $          . Such costs do not include the amount
normally expended for a solicitation for an uncontested election of directors or costs represented by salaries and wages of regular employees and officers.
Approximately $          has been expended by Warner-Lambert to date.

                          ABSENCE OF APPRAISAL RIGHTS

     Under Delaware law, the stockholders of Warner-Lambert are not entitled to appraisal rights in connection with the Pfizer proposals.

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the SEC, each member of the Warner-Lambert board of directors, certain executive officers and other employees of Warner-Lambert and certain other persons may be deemed to be a 'participant,' as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in Warner-Lambert's solicitation of revocations of consent. The principal occupations and business addresses of each participant are set forth on Annex B. Information about the present ownership of Warner-Lambert's securities by directors and certain executive officers of Warner-Lambert is provided in this Revocation of Consent Statement and the present ownership of Warner-Lambert's securities by other participants is listed on Annex B.

                             STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at Warner-Lambert's 2000 Annual Meeting of Stockholders and seeks to have the proposal included in the company's proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must have been received by Warner-Lambert no later than the close of business on November 9, 1999. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, Warner-Lambert's by-laws state that notice must be given to the company by December 29, 1999. After that date, the proposal will be considered untimely and the Warner-Lambert proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of Warner-Lambert.

                                                                         ANNEX A

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended December 31, 1998, 1997 and 1996 with respect to Warner-Lambert's former and current chief executive officers and the other four most highly compensated officers of Warner-Lambert.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                   ---------------------------------
                                                ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                                    --------------------------------------------   -----------------------   -------
                                                                                                SECURITIES
                                                                                   RESTRICTED   UNDERLYING
                                                                    OTHER            STOCK       OPTIONS/     LTIP
                                      SALARY       BONUS            ANNUAL           AWARDS        SARS      PAYOUTS
NAME AND PRINCIPAL POSITION  YEAR      ($)          ($)       COMPENSATION(4)($)      ($)          (#)         ($)
---------------------------  ----      ---          ---       ------------------      ---          ---         ---
Melvin R. Goodes ..........  1998   $1,173,333   $2,028,800        $67,988             $0        440,700       $0
  Former Chairman of the     1997    1,083,550    1,542,800         55,280              0        777,000        0
  Board and Chief Executive  1996      992,750    1,300,000         69,614              0        708,000        0
  Officer (Retired 4/99)
Lodewijk J.R. de             1998      773,333    1,106,000              0              0        198,900        0
  Vink(1) .................  1997      714,000      926,300              0              0        370,500        0
  Chairman of the Board,     1996      653,333      714,100              0              0        354,000        0
  President and Chief
  Executive Officer
Anthony H. Wild(2) ........  1998      480,083      545,000              0              0         93,000        0
  Executive Vice President,  1997      413,833      545,000              0              0        183,500        0
  President, Pharmaceutical  1996      379,617      410,500              0              0        142,200        0
  Sector
Ronald M. Cresswell(3) ....  1998      430,250      455,000              0              0         78,750        0
  Senior Vice President and  1997      409,167      410,000              0              0        174,000        0
  Chief Scientific Officer   1996      388,667      317,300              0              0        105,000        0
  (Retired 9/99)
Ernest J. Larini ..........  1998      419,650      488,000              0              0         81,000        0
  Chief Financial Officer    1997      386,400      413,700              0              0        175,500        0
  and Executive Vice         1996      347,000      294,700              0              0        167,400        0
  President, Administration


                                 ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATION(5)($)
---------------------------  ------------------
Melvin R. Goodes ..........     $13,215,698
  Former Chairman of the          7,632,931
  Board and Chief Executive       3,020,924
  Officer (Retired 4/99)
Lodewijk J.R. de                    225,840
  Vink(1) .................         111,362
  Chairman of the Board,             79,256
  President and Chief
  Executive Officer
Anthony H. Wild(2) ........          53,844
  Executive Vice President,          23,005
  President, Pharmaceutical           4,196
  Sector
Ronald M. Cresswell(3) ....         137,433
  Senior Vice President and          73,254
  Chief Scientific Officer           53,546
  (Retired 9/99)
Ernest J. Larini ..........         120,179
  Chief Financial Officer            61,623
  and Executive Vice                 45,996
  President, Administration

------------

(1) Mr. de Vink was appointed Chairman of the Board, President and Chief Executive Officer effective May 1, 1999 upon the retirement of Mr. Goodes. Mr. de Vink also had responsibility for Warner-Lambert's Pharmaceutical Sector until May 1996.

(2) Dr. Wild joined Warner-Lambert in 1995 as President, Parke-Davis, North America. In May 1996, Dr. Wild was appointed President, Pharmaceutical Sector.

(3) Dr. Cresswell served as Chairman, Parke-Davis Research, until October 1998 when he was named Chief Scientific Officer. In November 1998, Dr. Cresswell was elected Senior Vice President.

(4) Includes transportation services provided to Mr. Goodes in 1998, 1997 and 1996 in amounts of $50,246, $40,955 and $53,288.

(5) All Other Compensation consists of the following: (1) annual contributions by Warner-Lambert to the Savings and Stock Plan and the Excess Savings Plan for 1998, 1997 and 1996, as follows: Mr. Goodes $337,584, $173,679 and
    $111,753; Mr. de Vink $58,132, $29,993 and $23,955; Dr. Wild $12,356, $9,454
    and $697; Dr. Cresswell $57,667, $33,916 and $26,264; and Mr. Larini
    $29,214, $15,640 and $12,613; and (2) the above-market interest on deferred annual bonuses for 1998, 1997 and 1996 as follows: Mr. Goodes $378,341, $194,955 and $140,546; Mr. de Vink $167,708, $81,369 and $55,301; Dr. Wild
    $41,488, $13,551 and $3,499; Dr. Cresswell $79,766, $39,338 and $27,282; and
    Mr. Larini $90,965, $45,983 and $33,383. The annual bonus was payable for such years, but deferred at the election of the named executive officer. According to the terms of the Warner-Lambert Incentive
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Compensation Plan, deferred bonuses accrue interest that is automatically credited to the officer's account.

    The amounts stated for Mr. Goodes for 1998, 1997 and 1996 include payments of $12,499,773, $7,264,297 and $2,768,625, for cash awards that were based on Warner-Lambert's stock price performance and granted in 1988, 1987 and 1986, respectively.

AGREEMENTS WITH THE FORMER AND CURRENT CHIEF EXECUTIVE OFFICER

     In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. Effective May 1, 1999, pursuant to the terms of this agreement, Mr. Goodes retired from the company. In April of 1999, Warner-Lambert entered into a consulting agreement with Mr. Goodes. The consulting agreement provides for a term commencing on May 1, 1999 and ending on April 30, 2004. The consulting agreement provides for a minimum annual fee.

     In May of 1999, Warner-Lambert entered into an employment agreement with Mr. de Vink, pursuant to which he shall serve as Chairman of the Board, President and Chief Executive Officer of Warner-Lambert. This agreement provides for a term commencing on May 1, 1999 and ends on the earlier of either March 1, 2010 or the occurrence of certain events described in the agreement.
Mr. de Vink's employment agreement provides for a minimum annual salary which may be increased but not decreased. Pursuant to the terms of the agreement, Mr. de Vink is also entitled to participate in Warner-Lambert's Incentive Compensation Plan as well as other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

OPTION/SARS GRANT TABLE

     The following table sets forth information concerning grants of stock options and stock appreciation rights during 1998 to Warner-Lambert's former and current chief executive officer and to each of the other four most highly compensated executives officers.

                           OPTION/SAR GRANTS IN 1998

                                      NUMBER OF      % OF TOTAL
                                     SECURITIES     OPTIONS/SARS
                                     UNDERLYING      GRANTED TO    EXERCISE OR                 GRANT DATE
                                    OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
               NAME                 GRANTED(#)(1)       1998         ($/SH)         DATE         ($)(2)
               ----                 -------------       ----         ------         ----         ------
Melvin R. Goodes..................     440,700          5.72%       $47.3333      1/26/08      $5,574,855
Lodewijk J.R. de Vink.............     198,900          2.58         47.3333      1/26/08       2,516,085
Anthony H. Wild...................      93,000          1.21         47.3333      1/26/08       1,176,450
Ronald M. Cresswell...............      78,750          1.02         47.3333      1/26/08         996,188
Ernest J. Larini..................      81,000          1.05         47.3333      1/26/08       1,024,650

------------

(1) Stock options entitle the holder to purchase shares of Warner-Lambert common stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee of the board of directors, in whole or in part, in common stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the ability to exercise stock options is accelerated,
    (ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things, to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and (iv) limited stock appreciation rights or
                                              (footnotes continued on next page)

(footnotes continued from previous page) alternative conversion rights (which conversion rights are applicable in the case of a merger of equals (as defined in the plan)) are provided to the grantees of stock options. A change in control under the stock option plans is generally deemed to have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, the consummation of a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's board of directors. If Pfizer is successful in its solicitation of consents to remove directors of Warner-Lambert or in its efforts to acquire 20% or more of the outstanding shares of Warner-Lambert common stock, a change in control for purposes of the stock option plans will occur. See 'Termination of Employment and Change in Control Arrangements and Other Matters' on pages A-5 to A-6 for additional information.

(2) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: the holding period is based on a five-year average of all option holders' exercises; the risk-free rate of return is the interest rate on a zero coupon bond with a maturity equivalent to the holding period; the volatility is based on weekly stock prices for the holding period; and the dividend yield is based on the dividends paid on Warner-Lambert's common stock for the five-year period 1994-1998. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in the last column of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in the stock value which will benefit all stockholders commensurately.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1998 by Warner-Lambert's former and current chief executive officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

     AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                    SECURITIES       VALUE OF UNEXERCISED
                                                                    UNDERLYING           IN-THE-MONEY
                                                                    UNEXERCISED         OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT          YEAR-END
                                        SHARES                     YEAR-END (#)     ($75.1875 PER SHARE)($)
                                      ACQUIRED ON      VALUE       EXERCISABLE/          EXERCISABLE/
                NAME                  EXERCISE(#)   REALIZED($)    UNEXERCISABLE         UNEXERCISABLE
                ----                  -----------   -----------    -------------         -------------
Melvin R. Goodes....................         --              --     2,661,050/           $158,676,192/
                                                                     1,893,150              92,004,584
Lodewijk J.R. de Vink...............    398,835     $25,349,952     1,564,062/             94,943,239/
                                                                       932,955              45,167,495
Anthony H. Wild.....................    162,000      11,075,619       176,250/              9,654,674/
                                                                       375,150              17,453,087
Ronald M. Cresswell.................    175,260       9,287,198       299,325/             17,651,621/
                                                                       305,025              13,824,340
Ernest J. Larini....................    129,600       7,627,007       591,975/             35,355,073/
                                                                       443,925              21,950,993

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service, pursuant to the Warner-Lambert Company Retirement Plan and Warner-Lambert Supplemental Pension Income Plan. In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Retirement Plan and, where applicable, the Supplemental Pension Income Plan. The aggregate of amounts shown in the 'Salary' and 'Bonus' columns of the Summary Compensation Table approximate the amount of creditable earnings under the pension plans.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                       ----------------------------------------------------------------------------------------
    REMUNERATION           10           15           20           25           30           35           40
    ------------           --           --           --           --           --           --           --
$  500,000...........  $  152,364   $  208,844   $  265,324   $  265,804   $  266,284   $  270,863   $  309,211
   750,000...........     236,364      320,844      405,324      405,804      406,284      406,863      464,211
 1,000,000...........     320,364      432,844      545,324      545,804      546,284      546,764      619,211
 1,250,000...........     404,364      544,844      685,324      685,804      686,284      686,764      774,211
 1,500,000...........     488,364      656,844      825,324      825,804      826,284      826,764      929,211
 1,750,000...........     572,364      768,844      965,324      965,804      966,284      966,764    1,084,211
 2,000,000...........     656,364      880,844    1,105,324    1,105,804    1,106,284    1,106,764    1,239,211
 2,250,000...........     740,364      992,844    1,245,324    1,245,804    1,246,284    1,246,764    1,394,211
 2,500,000...........     824,364    1,104,844    1,385,324    1,385,804    1,386,284    1,386,764    1,549,211
 2,750,000...........     908,364    1,216,844    1,525,324    1,525,804    1,526,284    1,526,764    1,704,211
 3,000,000...........     992,364    1,328,844    1,665,324    1,665,804    1,666,284    1,666,764    1,859,211
 3,250,000...........   1,076,364    1,440,844    1,805,324    1,805,804    1,806,284    1,806,764    2,014,211
 3,500,000...........   1,160,364    1,552,844    1,945,324    1,945,804    1,946,284    1,946,764    2,169,211
 3,750,000...........   1,244,364    1,664,844    2,085,324    2,085,804    2,086,284    2,086,764    2,324,211
 4,000,000...........   1,328,364    1,776,844    2,225,324    2,225,804    2,226,284    2,226,764    2,479,211

     The Retirement Plan is a defined benefit, career average plan which is periodically updated in order to provide pension benefits which are more reflective of current creditable earnings. The most recent update was effective January 1, 1998. The Retirement Plan provides that annual creditable earnings are determined by an employee's January 1st base salary plus overtime and Warner-Lambert Incentive Compensation Plan awards. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (1) the benefits of participants will be afforded certain additional protection for a limited period of time and (2) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries. Credited years of service under the Retirement Plan, as of December 31, 1998, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes -- 32.4 years; Lodewijk J. R. de Vink -- 10.0 years; Anthony H.
Wild -- 3.0 years; Ronald M. Cresswell -- 10.0 years; and Ernest J.
Larini -- 22.0 years.

     The Supplemental Pension Income Plan was established to attract and retain employees in senior managerial positions by providing supplemental pension income in amounts reasonably related to their compensation and length of service with Warner-Lambert. Benefits under the Supplemental Pension Income Plan are based upon average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Compensation for this purpose is the sum of the employee's January 1st base salary plus compensation under the Warner-Lambert Incentive Compensation Plan. The benefit under the Supplemental Pension Income Plan is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits, including social security. The Supplemental Pension Income Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Pension Income Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (1) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive plan benefits upon retirement will receive such benefits upon retirement and (2) post-employment consulting requirements set forth in the plan will no longer be applicable. Credited years of service under the Supplemental Pension Income Plan, as of December 31, 1998, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes -- 18.7 years; Lodewijk J.R. de Vink -- 8.8 years; Anthony H. Wild -- 3.8 years; Ronald M.
Cresswell -- 10.6 years; and Ernest J. Larini -- 10.8 years.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND OTHER MATTERS

     Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan.

     The Executive Severance Plan, initially adopted in 1988 and publicly filed as an exhibit to Warner-Lambert's Annual Report on Form 10-K, provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. A change in control is deemed to generally have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, shareholder approval of a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's board of directors. If Pfizer is successful in its solicitation of consents to remove the directors of Warner-Lambert or in its efforts to acquire 20% or more of the outstanding common stock of Warner-Lambert, a change of control for purposes of the Executive Severance Plan will occur. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination by Warner-Lambert for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus, as well as thirty-six months credit under Warner-Lambert's retirement and savings and stock plans. The Executive Severance Plan also requires Warner-Lambert to provide plan participants six months' advance written notice of termination during the three-year period following a change in control. The Executive Severance Plan also provides special payments to participants to reimburse them for any federal excise tax or similar state or local tax that may be imposed on payments received following a change in control.

     Warner-Lambert also adopted in 1988 (and has described in its publicly filed annual proxy statements) an Enhanced Severance Plan for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan. The Enhanced Severance Plan provides for severance benefits, which are payable only if a plan participant leaves the employ of Warner-Lambert, either due to actual termination or constructive termination (as defined in the plan), other than termination by Warner-Lambert for just cause (as defined in the plan), within two years (or, for certain participants, three years) following a change in control. In addition, if a change in control occurs otherwise than through a transaction approved by Warner-Lambert's board (as constituted prior to such transaction), the Enhanced Severance Plan provides for severance benefits to be payable if a participant leaves the employ of Warner-Lambert for any reason other than termination by Warner-Lambert for just cause within the applicable period following such change in control. Severance benefits under the Enhanced Severance Plan are generally similar to those under the Executive Severance Plan, except that the severance period under the Enhanced Severance Plan is determined on an individual basis based on Warner-Lambert's severance policies. A change in control under the Enhanced Severance Plan is generally deemed to have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, shareholder approval of a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's board of directors. The Enhanced Severance Plan provides for limited rights to participants in connection with outstanding Warner-Lambert stock options under the Warner-Lambert Company 1989 Stock Option Plan which did not have stock appreciation rights. The limited rights granted under the Enhanced Severance Plan provide for a cash payment upon exercise by the holder within the 30-day period following a change in control, equal to the amount by which the fair market value of a share of

Warner-Lambert common stock exceeds the fair market value on the date the stock option was granted, multiplied by the number of shares with respect to which the limited rights apply. The fair market value is determined by the higher of the sale price on the New York Stock Exchange prior to the change in control or the highest price used in the transaction. In certain instances, including a merger of equals (as defined in the Warner-Lambert Company 1989 Stock Option Plan), conversion rights are provided as an alternative to limited rights (and a similar provision providing for limited rights or alternative conversion rights in the event of a change in control is also contained in Warner-Lambert's other stock option plans pursuant to which stock options are currently outstanding). The Enhanced Severance Plan also requires Warner-Lambert to provide plan participants six months' advance written notice of termination during the two-year period (or, for certain participants, three-year period) following a change in control. If Pfizer is successful in its solicitation of consents to remove the directors of Warner-Lambert or in its efforts to acquire 20% or more of Warner-Lambert's outstanding common stock, a change of control for purposes of the Enhanced Severance Plan will occur. The Enhanced Severance Plan also provides special payments to some participants to reimburse them for any federal excise tax or similar state or local tax that may be imposed on payments received following a change in control.

     In addition, in the event of a change in control of Warner-Lambert (as defined in the Executive Severance Plan), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections, and the benefits of participation in Warner-Lambert's Excess Savings Plan become immediately vested and payable upon termination of employment.

     Restricted stock awards granted under Warner-Lambert's plans also vest completely in the event of a change in control and generally will result in a cash payment to the holders of such awards.

     Based upon advice we have received from our independent accountants, it is our understanding that the existence and exercisability of rights to receive cash payments in lieu of options and stock awards (such as would result upon a change in control) would prevent Warner-Lambert from being a party to a business combination transaction to be accounted for as a pooling of interests. Therefore, under our merger agreement with American Home Products, the board of directors is required to and expects to eliminate these cash payout provisions and provide for the delivery of common stock or substitute equity awards of the combined entity in connection with that merger of equals transaction.

     If Pfizer is successful in its solicitation of consents to remove the directors of Warner-Lambert or in its efforts to acquire 20% or more of the outstanding common stock of Warner-Lambert, a change of control for purposes of these provisions will occur. The Warner-Lambert board intends to continue to review potential actions by it with respect to these provisions, as well as with respect to the Enhanced Severance Plan, in connection with the Pfizer consent solicitation, conditional proposal and ongoing developments relating thereto and will exercise its rights under these provisions in a manner consistent with its fiduciary duties to Warner-Lambert stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase shareholder value. Warner-Lambert's executive compensation programs are administered by the Compensation Committee of the board of directors. The Compensation Committee members are outside directors of Warner-Lambert with responsibility for all compensation matters for Warner-Lambert's executive officers. The outside compensation consultants who advise the committee and management on compensation matters have been selected by the Compensation Committee.

General

     Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which include stock options and restricted stock. The annual bonus and long-term incentives introduce risk to the total executive compensation package. These compensation components are variable, may fluctuate significantly from year to year and are directly tied to company and individual performance.

     To ensure that management's interest Warner-Lambert is aligned with the interests of Warner-Lambert's stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are tied to the long-term performance of Warner-Lambert and are used to provide an incentive that focuses attention on managing the company from an owner's perspective. Restricted stock grants are used selectively to build stock ownership and to promote a long-term focus by restricting the holder's ability to sell, transfer or assign the shares until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages management performance in the achievement of Warner-Lambert's long-term goals and objectives. To further align management's interests with Warner-Lambert's stockholders, the Compensation Committee has established formal stock ownership goals for key members of management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert common stock.

     The Compensation Committee annually reviews the competitiveness of Warner-Lambert's executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. In addition, this compensation comparator group also includes several leading consumer products companies which, in conjunction with the industry peer group, represent the broader marketplace for the company's executive talent. The Compensation Committee's outside compensation consultants agree that the companies in the group are appropriate benchmarks for Warner-Lambert.

     Warner-Lambert targets a level of total compensation (base salary, annual bonus and stock awards) above the median total compensation of its comparator group for like jobs, adjusted for company size. Since stock awards represent a significant portion of the executives' total compensation, the overall compensation package provides both downside risk and upside opportunity that encourages the executives' performance in the achievement of Warner-Lambert's long-term goals and objectives.

     The Compensation Committee continues to review executive compensation in light of Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the committee to meet the requirements for deductibility under Section 162(m); however, the committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by Warner-Lambert. The Compensation Committee will re-examine this policy on an on-going basis.

Executive Officers' Compensation

     In determining increases to executive officer compensation, the Compensation Committee considered company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which Warner-Lambert operated and competitive compensation trends.

     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.

     With respect to annual cash bonuses, the maximum annual amount which may be set aside for payment is first derived from a formula approved by stockholders. This formula takes into account Warner-Lambert's net profit for the year and the amount of capital employed in the company. The annual cash bonus that is actually paid to an individual executive officer is then determined by reviewing the performance of the business unit which the executive officer manages, including sales, profit and return on assets managed, and the officer's individual performance and position level within the company. As a result of such review of business and individual performance for the year 1998, total annual bonus awards to Warner-Lambert's executive officers as a group increased by approximately 19.5% over the prior year. A majority of each individual award was based on company and business unit performance, with the remainder based on individual performance.

     The Compensation Committee has established annual stock option award guidelines for each position level within Warner-Lambert. These guidelines provide for a range of options to be granted from zero shares up to a maximum number of shares. Competitive data from the compensation comparator group and the estimated value of Warner-Lambert's stock options were used to develop these guidelines, which are reviewed annually by the committee. The actual stock option award granted to a Warner-Lambert executive is based upon the individual's overall job performance and specific contributions to company performance for the prior year. While factors such as company performance are considered in determining the number of stock options to be granted, the individual's current performance and contributions to Warner-Lambert performance are the primary determinants in these deliberations.

CEO Compensation for 1998

     The following is a description of the decisions with regard to Mr. Goodes' 1998 compensation. Mr. Goodes retired from his position at Warner-Lambert effective April 30, 1999.

     Effective March, 1998, Mr. Goodes received a base salary increase of approximately 8% based on review of his prior year job performance and his compensation relative to his peers at companies comparable to Warner-Lambert. Mr. Goodes' employment agreement provides for a minimum annual salary that may be increased annually at the discretion of the Compensation Committee, based upon the average salary increase of other Warner-Lambert officers. The salary for Mr. Goodes reported in the Summary Compensation Table on page A-1 reflects the salary actually paid to Mr. Goodes in 1998. Effective March 1999, the Compensation Committee increased Mr. Goodes' salary by 8%. Mr. Goodes' salary increase does not affect the other elements of his compensation. In addition, in 1999, Mr. Goodes received an annual cash bonus of $2,028,800.

     In January, 1998, Mr. Goodes received an annual stock option grant of 440,700 shares, with the exercise price being equal to the fair market value on the date of grant. The options are exercisable for a ten-year term. In 1999, Mr. Goodes received a stock option grant of 392,550 shares. These ten-year options were also issued at the fair market value on the date of grant.

     In considering Mr. Goodes' stock option grant, annual bonus and base salary increase, each effective in 1999, the Compensation Committee considered several company financial performance measures for 1998, as well as Mr. Goodes' individual performance during the year. In determining Mr. Goodes' compensation, the committee did not attach specific weights or values to the various factors considered.

     The Compensation Committee considered Warner-Lambert's sales, profits, earnings per share and return on assets managed, which measures exceeded expectations. The committee noted Warner-Lambert's regular quarterly dividend rate increased 26% in 1998 over the prior year's rate. The Compensation Committee also noted that at year-end 1998, Warner-Lambert's common stock price increased 81.7% over year-end 1997 and substantially exceeded the growth of the Standard & Poor's 500 Stock Index, the Dow Jones Industrial Average and the average stock price growth of Warner-Lambert's industry peer group during the same period. According to the Staton 100 Performance Index, Warner-Lambert ranked Number 3 among the top performing stocks over the five years ended November 1998. In addition, Warner-Lambert's market capitalization at year-end 1998 was $61.8 billion. This is $28 billion and 82% higher than prior year. Since August 1991, when Mr. Goodes became CEO, until year-end 1998, Warner-Lambert's market capitalization increased over 500%. As a result of Warner-Lambert's growth, the company continued to improve its position among the top 100 of the world's most highly valued companies, based on market capitalization. In a listing of the world's top one hundred companies published during 1998, Warner-Lambert's relative rank moved up from 98th to 64th.

     The Compensation Committee also reviewed Mr. Goodes' key accomplishments in 1998. Specifically, the committee credited Mr. Goodes with:

      the overwhelming success of Warner-Lambert's cholesterol-lowering drug Lipitor'r' which achieved over $1 billion dollars in worldwide sales in eleven months, the first pharmaceutical product to achieve that level of sales in its initial year on the market. Lipitor'r' was launched in 26 new markets during 1998;

      the continued success of Warner-Lambert's type 2 diabetes drug Rezulin'r', which surpassed $1 billion dollars in worldwide sales 20 months after launch;

      the product launch of Omnicef'r', a broad spectrum cephalosporin antibiotic, and CelexaTM, a drug for the treatment of depression which Warner-Lambert co-promotes in the U.S. with Forest Laboratories, the developer of the product in the U.S. under license from another company;

      the introduction of the new Schick'r' Protector'r' shaving system in the U.S. and other major markets;

      the introduction of a new line of standardized herbal supplements under the tradename QuanterraTM;

      continued focus on productivity and cost-effectiveness through plant rationalizations on a global basis;

      the naming of Warner-Lambert by Industry Week as one of the '100 Best-Managed Companies'; and

      Fortune magazine's poll of the World's Most Admired Companies ranked Warner-Lambert in 5th place among fifteen global pharmaceutical companies. In 1997, Warner-Lambert was not ranked in this particular poll.

     The Compensation Committee noted Mr. Goodes' leadership role in Warner-Lambert's financial achievements during the year and the impact of his commitment to the company's core businesses and his strategic vision in making 1998 another successful year.

PERFORMANCE GRAPH

     The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total stockholder return on its common stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation.

                                WARNER-LAMBERT COMPANY
                        Cumulative Total Shareholder Return for
                       Five-Year Period Ending December 31, 1998*

                                   [PERFORMANCE GRAPH]

           December 31...       1993       1994     1995      1996    1997     1998
      ---------------------------------------------------------------------------------
          Warner-Lambert        100.00     117.93    153.39    242.42    407.14  746.93
          S&P 500               100.00     101.36    139.31    171.21    228.25  293.36
          Peer Group            100.00     113.07    182.13    229.12    356.08  523.17


* Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

                                                                         ANNEX B

           INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE
        OFFICERS AND EMPLOYEES OF WARNER-LAMBERT AND OTHER PARTICIPANTS
                  WHO MAY ALSO SOLICIT REVOCATIONS OF CONSENTS

     In connection with Warner-Lambert's solicitation of revocations of consents from its stockholders, certain other persons may be deemed to be participants in the solicitation.

     The following tables set forth the name, principal business address and the present employment or other principal occupation, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers and employees of Warner-Lambert and other representatives of Warner-Lambert who may be deemed to be participants in the soliciting of revocations of consents.

DIRECTORS OF WARNER-LAMBERT

     The principal occupations of Warner-Lambert's directors who are deemed participants in the solicitation are set forth in the section entitled 'Information About the Board of Directors of Warner-Lambert' on pages 11 to 15 of this Revocation of Consent Statement. The principal business address of each such person is as follows:

NAME                                                   BUSINESS ADDRESS
----                                                   ----------------
Lodewijk J.R. de Vink.............................     Warner-Lambert Company
                                                       201 Tabor Road
                                                       Morris Plains, NJ 07950

Robert N. Burt....................................     FMC Corporation
                                                       200 East Randolph Drive
                                                       Chicago, IL 60601

Donald C. Clark...................................     One South Wacker Drive
                                                       Suite 1495
                                                       Chicago, IL 60606-4616

John A. Georges...................................     200 Railroad Avenue
                                                       Greenwich, CT 06830

William H. Gray III...............................     United Negro College Fund
                                                       8260 Willow Oaks Corporate Dr.
                                                       Fairfax, VA 22031

William R. Howell.................................     J.C. Penney Company, Inc.
                                                       6501 Legacy Drive
                                                       Plano, TX 75024-3698

LaSalle D. Leffall, Jr, M.D.......................     Department of Surgery
                                                       Howard University Hospital
                                                       2041 Georgia Avenue, N.W.
                                                       Washington, DC 20060

George A. Lorch...................................     Armstrong World Industries, Inc.
                                                       2500 Columbia Avenue
                                                       Lancaster, PA 17603

Alex J. Mandl.....................................     Teligent, Inc.
                                                       Fairfax Square
                                                       8065 Leesburg Pike, 4th Floor
                                                       Vienna, VA 22182

Michael I. Sovern.................................     Columbia University
                                                       435 W. 116th Street, Box B20
                                                       (Room 6E3)
                                                       New York, NY 10027

EXECUTIVE OFFICERS AND OTHER EMPLOYEES OF WARNER-LAMBERT

     The principal occupations of certain of Warner-Lambert's executive officers and certain other members of management who are deemed participants in the solicitation are set forth below. The principal occupation refers to such person's position with Warner-Lambert and each person's business address is 201 Tabor Road, Morris Plains, N.J. 07950.

NAME                                                   PRINCIPAL OCCUPATION
----                                                   --------------------
Executive Officers:
Peter B. Corr, Ph.D..................................  Vice President and President, Warner-
                                                         Lambert/Parke-Davis Research and Development

John S. Craig........................................  Vice President and President, Adams USA

Raymond M. Fino......................................  Senior Vice President, Human Resources

Philip M. Gross......................................  Senior Vice President, Strategic Management
                                                         Processes

Gregory L. Johnson...................................  Senior Vice President and General Counsel

Richard W. Keelty....................................  Senior Vice President, Public Affairs

Ernest J. Larini.....................................  Chief Financial Officer and Executive Vice
                                                         President, Administration

J. Frank Lazo........................................  Senior Vice President and President, Adams

Joseph E. Lynch......................................  Vice President and Controller

S. Morgan Morton.....................................  Senior Vice President and President, Consumer
                                                         Healthcare Sector

Harold F. Oberkfell..................................  Vice President, Knowledge Management

Rae G. Paltiel.......................................  Secretary

Maurice A. Renshaw...................................  Vice President and President, Parke-Davis USA

Barbara S. Thomas....................................  Vice President and President, Consumer
                                                         Healthcare USA

John F. Walsh........................................  Vice President and President, Shaving Products
                                                         Group

Anthony H. Wild, Ph.D. ..............................  Executive Vice President and President,
                                                         Pharmaceutical Sector

Other Employees:
Carol T. Goodrich....................................  Director, Media Relations
John J. Howarth......................................  Manager, Investor Relations
Stephen J. Mock......................................  Vice President, Public Relations
George J. Shields....................................  Vice President, Investor Relations

INFORMATION REGARDING OWNERSHIP OF WARNER-LAMBERT'S SECURITIES BY PARTICIPANTS

     None of the participants owns any of Warner-Lambert's securities of record but not beneficially. The number of shares of Warner-Lambert common stock held by directors and certain executive officers of Warner-Lambert is set forth in 'Security Ownership' on pages 19 and 20 of the Revocation of Consent Statement.

     The following table sets forth information, as of October 31, 1999, regarding beneficial ownership of Warner-Lambert common stock for all other participants:

                                                              NUMBER OF COMMON SHARES
NAME                                                           AND SHARE EQUIVALENTS
----                                                           ---------------------
Executive Officers:
Peter B. Corr, Ph.D.........................................       20,033(1)
John S. Craig...............................................      252,876(1)(2)
Raymond M. Fino.............................................      477,945(1)(2)
Philip M. Gross.............................................      364,200(1)(2)
Gregory L. Johnson..........................................      830,282(1)(2)(3)
Richard W. Keelty...........................................      195,707(1)(2)(3)
J. Frank Lazo...............................................    1,124,803(1)(2)
Joseph E. Lynch.............................................      102,655(1)(2)
S. Morgan Morton............................................      510,640(1)(2)(3)
Harold F. Oberkfell.........................................      602,709(1)(2)
Rae G. Paltiel..............................................       84,030(1)(2)
Maurice A. Renshaw..........................................      329,644(1)(2)
Barbara S. Thomas...........................................       51,390(1)(2)
John F. Walsh...............................................    1,264,241(1)(2)

Other Employees:
Carol Goodrich..............................................            0
John J. Howarth.............................................        5,970(1)(2)
Stephen J. Mock.............................................       43,928(1)(2)
George J. Shields...........................................      115,175(1)(2)(3)

------------

(1) Each of the above-named persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares beneficially owned by such person, except for an aggregate of 43,610 shares of restricted common stock granted to the officers and employees named pursuant to Warner-Lambert's stock plans. The shareholdings listed above also include shares of Warner-Lambert common stock equivalents held pursuant to Warner-Lambert's benefit plans as follows: Mr. Corr 33, Mr. Craig 201, Mr. Fino 22,987, Mr. Gross 1,612, Mr. Johnson 9,712, Mr. Keelty 22,382, Mr. Lazo 3,253, Mr. Lynch 1,000, Mr. Morton 16,833, Mr. Oberkfell 15,537, Ms. Paltiel 5,415, Mr. Renshaw 869, Ms. Thomas 42, Mr. Walsh 24,472, Mr. Howarth 4,725, Mr. Mock 6,021 and Mr. Shields 19,565.

(2) Includes shares subject to options or rights granted pursuant to the Warner-Lambert stock option plans exercisable up to and including December 31, 1999, as follows: Mr. Craig 241,875, Mr. Fino 454,958, Mr. Gross 362,588, Mr. Johnson 796,348, Mr. Keelty 169,350, Mr. Lazo 1,121,550, Mr.
    Lynch 101,655, Mr. Morton 493,610, Mr. Oberkfell 583,462, Ms. Paltiel 76,815, Mr. Renshaw 328,775, Ms. Thomas 38,850, Mr. Walsh 1,173,475, Mr.
    Howarth 1,245, Mr. Mock 36,335 and Mr. Shields 92,100.

(3) Certain shares held by family members sharing the officer's household.

      INFORMATION REGARDING TRANSACTIONS IN WARNER-LAMBERT'S SECURITIES BY
                                  PARTICIPANTS

     The following table sets forth purchases and sales of Warner-Lambert shares by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                                                                        NUMBER
                                                                      OF SHARES
                                                                       ACQUIRED
                    NAME                        TRANSACTION DATE       OR SOLD           NOTE
                    ----                        ----------------       -------           ----
Directors
Lodewijk J. R. de Vink......................         1/27/98           198,900           (1)
                                                     1/29/98           135,000           (4)
                                                     6/25/98            12,262           (3)
                                                     6/29/98            25,524           (3)
                                                     7/23/98            75,000           (4)
                                                     7/23/98           188,835           (4)
                                                     1/26/99           188,700           (1)

Robert N. Burt..............................   11/1/97 - 10/31/98        1,208           (12)
                                                    12/10/97                60           (9)
                                                     3/10/98                54           (9)
                                                     6/10/98                46           (9)
                                                     9/10/98                44           (9)
                                               11/1/98 - 10/31/99          895           (12)
                                                    12/10/98                39           (9)
                                                     3/10/99                52           (9)
                                                     6/10/99                60           (9)
                                                     9/10/99                57           (9)

Donald C. Clark.............................    11/1/97-10/31/98         2,662           (12)
                                                    12/10/97                90           (9)
                                                     3/10/98                78           (9)
                                                     6/10/98                68           (9)
                                                     9/10/98                64           (9)
                                               11/1/98 - 10/31/99        2,428           (12)
                                                    12/10/98                57           (9)
                                                     3/10/99                77           (9)
                                                     6/10/99                88           (9)
                                                     9/10/99                84           (9)

John A. Georges.............................   11/1/97 - 10/31/98       39,931           (12)
                                               11/1/98 - 10/31/99        1,842           (12)
                                                     9/20/99             1,720           (7)

William H. Gray III.........................   11/1/97 - 10/31/98          965           (12)
                                                    12/10/97                45           (9)
                                                     3/10/98                39           (9)
                                                     6/10/98                34           (9)
                                                     9/10/98                32           (9)
                                               11/1/98 - 10/31/99          433           (12)
                                                    12/10/98                28           (9)
                                                     2/1/99              1,600           (8)
                                                     3/10/99                33           (9)
                                                     6/10/99                38           (9)
                                                     9/10/99                37           (9)

William R. Howell...........................   11/1/97 - 10/31/98          575           (12)
                                               11/1/98 - 10/31/99          374           (12)

                                                                        NUMBER
                                                                      OF SHARES
                                                                       ACQUIRED
                    NAME                        TRANSACTION DATE       OR SOLD           NOTE
                    ----                        ----------------       -------           ----
LaSalle D. Leffall, Jr., M.D. ..............   11/1/97 - 10/31/98        2,140           (12)
                                                    12/10/97                48           (9)
                                                     3/10/98                42           (9)
                                                     6/10/98                37           (9)
                                                     9/10/98                35           (9)
                                               11/1/98 - 10/31/99        1,801           (12)
                                                    12/10/98                31           (9)
                                                     3/10/99                42           (9)
                                                     6/10/99                48           (9)
                                                     9/10/99                46           (9)

George A. Lorch.............................   11/1/97 - 10/31/98        1,375           (12)
                                               11/1/98 - 10/31/99        1,127           (12)

Alex J. Mandl...............................   11/1/97 - 10/31/98        1,443           (12)
                                               11/1/98 - 10/31/99        1,310           (12)

Michael I. Sovern...........................   11/1/97 - 10/31/98           75           (12)
                                               11/1/98 - 10/31/99           79           (12)

Executive Officers named
in Summary Compensation Table:

Ernest J. Larini............................         1/27/98            81,000           (1)
                                                     2/5/98             36,600           (4)
                                                     6/1/98                600           (3)
                                                     8/27/98            50,000           (4)
                                                    10/15/98               125           (3)
                                                    11/19/98            43,000           (4)
                                                    12/30/98             4,697           (3)
                                                     1/26/99            77,000           (1)

Anthony H. Wild, Ph.D. .....................         1/27/98            93,000           (1)
                                                     2/14/98             2,829           (10)
                                                     3/26/98            11,511           (8)
                                                    11/23/98           162,000           (4)
                                                     1/26/99           112,400           (1)

Other Executive Officers:

Peter B. Corr, Ph.D. .......................        10/16/98            20,000           (11)
                                                    10/16/98            75,000           (1)
                                                     1/26/99            57,300           (1)

John S. Craig...............................         1/27/98            49,500           (1)
                                                     2/4/98              6,864           (8)
                                                     7/31/98             5,880           (10)
                                                     8/5/98              4,920           (8)
                                                     8/17/98            30,000           (4)
                                                    11/24/98            30,000           (4)
                                                     1/26/99            27,000           (1)
                                                     7/31/99             3,937           (10)
                                                     8/16/99             6,863           (8)

                                                                        NUMBER
                                                                      OF SHARES
                                                                       ACQUIRED
                    NAME                        TRANSACTION DATE       OR SOLD           NOTE
                    ----                        ----------------       -------           ----
Raymond M. Fino.............................         1/27/98            42,600           (1)
                                                     1/27/98            57,000           (4)
                                                     1/28/98             1,389           (4)
                                                    10/29/98             7,000           (4)
                                                    10/30/98                21           (4)
                                                     1/26/99            46,500           (1)
                                                     10/8/99            10,033           (4)

Philip M. Gross.............................         1/27/98            44,400           (1)
                                                     1/30/98            30,000           (4)
                                                     2/2/98             45,000           (4)
                                                     3/9/98             60,000           (4)
                                                     3/11/98            36,000           (4)
                                                     3/12/98               156           (4)
                                                     3/31/98            37,500           (4)
                                                     4/1/98                159           (4)
                                                     4/2/98             24,600           (4)
                                                     7/21/98            24,450           (4)
                                                     7/22/98            24,450           (4)
                                                    11/20/98            19,125           (4)
                                                    11/23/98            19,125           (4)
                                                    12/15/98                55           (7)
                                                     1/13/99                17           (7)
                                                     1/26/99            31,250           (1)
                                                     3/15/99                30            7
                                                     4/8/99             35,000           (4)
                                                     4/20/99               103           (8)
                                                     6/15/99                44           (7)
                                                     9/16/99                44           (8)

Gregory L. Johnson..........................         1/27/98            64,200           (1)
                                                     1/28/98            57,000           (4)
                                                     1/29/98             1,326           (4)
                                                     7/21/98            37,610           (4)
                                                    11/20/98            36,000           (4)
                                                    11/23/98               108           (4)
                                                     1/26/99            53,600           (1)

Richard W. Keelty...........................        10/15/97               834           (10)
                                               11/1/97 - 10/31/99            2           (9)
                                                    12/12/97               735           (3)
                                                     1/27/98            30,600           (1)
                                                     1/27/98             8,400           (4)
                                                     3/9/98             12,000           (4)
                                                     7/21/98            12,000           (4)
                                                     7/21/98            19,200           (4)
                                                    10/15/98               836           (10)
                                                    12/14/98               800           (3)
                                                     1/26/99            31,500           (1)
                                                    10/15/99               657           (10)

                                                                        NUMBER
                                                                      OF SHARES
                                                                       ACQUIRED
                    NAME                        TRANSACTION DATE       OR SOLD           NOTE
                    ----                        ----------------       -------           ----
J. Frank Lazo...............................         1/27/98            67,800           (1)
                                                    11/20/98            10,400           (4)
                                                     1/26/99            44,000           (1)
                                                     10/7/99           100,000           (4)

S. Morgan Morton............................   11/1/97 - 10/31/99            4           (9)
                                                    11/14/97             3,843           (4)
                                                     1/27/98            64,050           (1)
                                                     1/28/98             7,596           (4)
                                                     3/18/98             3,792           (4)
                                                     4/30/98             3,786           (4)
                                                     7/21/98             7,557           (4)
                                                     1/26/99            50,000           (1)
                                                     4/7/99              7,571           (4)
                                                     4/9/99             15,135           (4)

Joseph E. Lynch.............................         1/27/98            19,500           (1)
                                                     1/26/99            16,000           (1)

Harold F. Oberkfell.........................        11/10/97            19,200           (4)
                                                    12/22/97                78           (3)
                                                     1/27/98            38,250           (1)
                                                     7/21/98            19,200           (4)
                                                    12/31/98                55           (3)
                                                     1/26/99            20,000           (1)
                                                     8/26/99             9,600           (4)

Rae G. Paltiel..............................        12/19/97             1,800           (4)
                                                     1/27/98             8,100           (1)
                                                     1/28/98             4,500           (4)
                                                     3/31/98             1,500           (4)
                                                     7/21/98             6,900           (4)
                                                    11/20/98             8,400           (4)
                                                     1/26/99             6,800           (1)

Maurice A. Renshaw..........................         1/27/98            46,500           (1)
                                                    11/23/98            27,400           (4)
                                                     10/8/99             3,098           (8)
                                                     1/26/99            82,500           (1)
                                                     8/21/99             1,777           (10)

Barbara S. Thomas...........................         12/1/97            60,000           (1)
                                                     12/8/97            15,000           (11)
                                                     1/27/98            35,400           (1)
                                                     12/8/98             2,502           (10)
                                                     1/26/99            31,500           (1)

                                                                        NUMBER
                                                                      OF SHARES
                                                                       ACQUIRED
                    NAME                        TRANSACTION DATE       OR SOLD           NOTE
                    ----                        ----------------       -------           ----
John F. Walsh...............................         1/22/98            49,218           (4)
                                                     1/27/98            38,700           (1)
                                                    10/14/98               300           (3)
                                                     1/26/99            25,000           (1)
                                                     4/7/99             25,086           (4)
                                                     10/7/99            25,086           (4)

Other Participants:

Carol T. Goodrich...........................         1/26/99             1,200           (1)

John J. Howarth.............................   11/1/97 - 10/31/98           50           (5)
                                                     1/27/98               540           (1)
                                               11/1/98 - 10/31/99           78           (5)
                                                     1/26/99               700           (1)

Stephen J. Mock.............................   11/1/97 - 10/31/98           67           (5)
                                                     1/27/98             6,150           (1)
                                                     7/23/98               720           (4)
                                                    10/15/98               500           (11)
                                               11/1/98 - 10/31/99          157           (5)
                                                     1/26/99             5,900           (1)

George J. Shields...........................         1/27/98             7,200           (1)
                                                     1/29/98             1,500           (4)
                                                     2/25/98               600           (4)
                                                     4/30/98               600           (4)
                                                     5/1/98              1,200           (4)
                                                     7/22/98             1,000           (4)
                                                     8/26/98             1,000           (4)
                                                     8/27/98             1,000           (4)
                                                     9/24/98             1,000           (4)
                                                    10/26/98             1,000           (4)
                                                    11/19/98             1,000           (4)
                                                    11/24/98             1,000           (4)
                                                     1/7/99              1,000           (4)
                                                     1/26/99             6,800           (1)
                                                     3/10/99             1,000           (4)
                                                     5/21/99             4,764           (6)
                                               5/31/99 - 10/31/99           76           (5)
                                                     9/30/99             1,000           (4)
                                                     9/30/99             1,000           (4)
                                                     10/1/99             1,000           (4)
                                                    10/15/99               510           (11)

------------

NOTES:

 (1) Stock option award

 (2) Acquisition through exercise of stock option

 (3) Disposition pursuant to a bona fide gift

 (4) Cashless exercise of stock option

 (5) Aggregate number of securities purchased through a 401(k) plan for the period indicated. A de minimis amount of shares are purchased through an employee's contribution each pay period.

 (6) Securities purchased through a 401(k) plan on the date indicated through re-direction of funds invested in such plan.

 (7) Open market purchase

 (8) Open market sale

 (9) Shares purchased through dividend reinvestment plan

(10) Shares withheld for tax purposes in connection with the vesting of restricted stock

(11) Award of restricted shares (which will generally convert into cash upon a change in control)

(12) Represents acquisition of common stock equivalents through deposits/credits to a deferred compensation account for the period indicated. Each Director of Warner-Lambert may elect to defer his compensation and credit fees otherwise payable to him to a common stock equivalent account; directors receive credit for the number of common shares that could have been purchased with such fees as of the date such fees are payable. Directors may not make withdrawals from these deferred compensation accounts until they are no longer members of the board.

INFORMATION REGARDING OTHER PARTIES THAT MAY BE DEEMED TO BE PARTICIPANTS

     Warner-Lambert has retained Bear, Stearns & Co. Inc. and Goldman Sachs & Company to act as its financial advisors in connection with the proposed merger with American Home Products and in connection with Pfizer's proposals, for which each of Bear Stearns and Goldman Sachs will receive customary fees, as well as reimbursement for reasonable out-of-pocket expenses.

     Certain employees of Bear Stearns and Goldman Sachs may also assist in the solicitation of proxies, including by communicating in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Warner-Lambert. Neither Bear Stearns nor Goldman Sachs will receive separate fees for their solicitation activities. Bear Stearns and Goldman Sachs are investment banking firms that provide a full range of financial services for institutional and individual clients. Although neither Bear Stearns nor Goldman Sachs admits that it or any of its respective directors, officers, employees or affiliates are a 'participant,' as defined in
Schedule 14A promulgated under the Exchange Act, or that Schedule 14A requires the disclosure of certain information concerning Bear Stearns or Goldman Sachs, Bear Stearns and Goldman Sachs may assist Warner-Lambert in such solicitation.

     In the normal course of business, each of Bear Stearns and Goldman Sachs may trade securities of Warner-Lambert for their own account and the accounts of their respective customers and, accordingly, may at any time hold a long or short position in such securities. As of November 15, 1999, Bear Stearns held a net short position of 18,000 shares of Warner-Lambert common stock, and customer accounts managed by Bear Stearns Asset Management, an affiliate of Bear, Stearns & Co. Inc., held a net long position of 1,800 shares. As of November 15, 1999, Goldman Sachs held a net short position of 156,299 shares of Warner-Lambert common stock; in addition, an affiliate of Goldman, Sachs & Company, Goldman Sachs Asset Management, serves as an investment advisor to various mutual funds which in the aggregate held a net long position of 4,104,203 shares. In the normal course of business, each of Bear Stearns and Goldman Sachs may finance their respective securities positions by bank and other borrowings and repurchase and securities borrowing transactions.

     Information with respect to the employees of Bear Stearns who may be deemed 'participants' is set forth below. None of the individuals named below owns any shares of Warner-Lambert common stock or has engaged in any transaction involving such shares during the past two years. The principal business address of Bear Stearns and each of the persons listed below is Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

               NAME                              TITLE
               ----                              -----
          Alan Schwartz                 Senior Managing Director
        Richard L. Metrick              Senior Managing Director
          Fred McConkey                    Managing Director

     Information with respect to the employees of Goldman Sachs who may be deemed 'participants' is set forth below. None of the individuals named below owns any shares of Warner-Lambert common stock or has engaged in any transaction involving such shares during the past two years. The principal business address of Goldman Sachs and each of the persons listed below is Goldman Sachs & Company, 85 Broad Street, New York, New York 10004.

               NAME                              TITLE
               ----                              -----
         Robert Harrison                   Managing Director
       Suzanne Nora Johnson                Managing Director
           Wayne Moore                     Managing Director

     Pursuant to the engagement of each of Bear Stearns and Goldman Sachs, Warner-Lambert has also agreed to reimburse each of Bear Stearns and Goldman Sachs for certain reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel, and to indemnify Bear Stearns and Goldman Sachs and certain respective related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of their respective engagements.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Annex B or in the Revocation of Consent Statement or in Annex A thereto, none of the persons who may be deemed 'participants' as defined in Schedule 14A promulgated under the Exchange Act nor any of their respective affiliates or associates (together, the 'Participant Affiliates'), (1) directly or indirectly beneficially owns any shares of Warner-Lambert common stock or any securities of any subsidiary of Warner-Lambert or (2) has had any relationship with Warner-Lambert in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Annex B or in the Revocation of Consent Statement or in Annex A thereto, no Participant Affiliate is either a party to any transaction or series of transactions since January 1, 1998, or has knowledge of any currently proposed transaction or series of transactions,
(1) to which Warner-Lambert or any of its subsidiaries was or is to be a party,
(2) in which the amount involved exceeds $60,000, and (3) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

     Except for the employment agreements described in the Revocation of Consent Statement or as otherwise described therein or in Annex A thereto or in this Annex B, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by Warner-Lambert or its affiliates or any future transactions to which Warner-Lambert or any of its affiliates will or may be a party. Except as described in this Annex B or in the Revocation of Consent Statement or in Annex A thereto, there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to Warner-Lambert's securities.

     In the event that Pfizer is successful in its efforts to replace the Warner-Lambert board or in its efforts to acquire 20% or more of Warner-Lambert's common stock, a change in control may be deemed to have occurred under the terms of Warner-Lambert's severance plans, and certain participants in the solicitation may become eligible for severance benefits in the event they leave the employ of Warner-Lambert following such change in control. See the section of this Revocation of Consent Statement entitled 'Termination of Employment and Change in Control Arrangements and Other Matters' for a further description of these severance plans.

                                  APPENDIX 1
                             WARNER-LAMBERT COMPANY

 THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    WARNER-LAMBERT COMPANY IN OPPOSITION TO THE PFIZER CONSENT SOLICITATION.

The undersigned, a holder of shares of common stock, par value $1.00 per share, of Warner-Lambert Company, is acting with respect to all the shares of common stock of Warner-Lambert Company held by the undersigned, and hereby revokes any and all consents that the undersigned may have given in respect of the following proposals:

THE BOARD OF DIRECTORS OF WARNER-LAMBERT UNANIMOUSLY RECOMMENDS A 'REVOKE CONSENT' ON EACH PROPOSAL SET FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS REVOCATION OF CONSENT CARD TODAY.

1: Remove each of Robert N. Burt, Donald C. Clark, Lodewijk J.R. de Vink, John
   A. Georges, William H. Gray III, William R. Howell, LaSalle D. Leffall, Jr., George A. Lorch, Alex J. Mandl and Michael I. Sovern, and any other person (other than those elected pursuant to Pfizer's consent solicitation) elected or appointed to the Warner-Lambert board of directors prior to the effective date of Pfizer's proposals.

   [ ] REVOKE CONSENT        [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

INSTRUCTIONS: TO REVOKE CONSENT, WITHHOLD REVOCATION OF CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN THE ABOVE PROPOSAL, CHECK THE APPROPRIATE BOX. IF YOU WISH TO REVOKE THE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED ABOVE, BUT NOT ALL OF THEM, CHECK THE 'REVOKE CONSENT' BOX AND WRITE THE NAME OF EACH SUCH PERSON AS TO WHOM YOU DO NOT WISH TO REVOKE CONSENT IN THE FOLLOWING SPACE:

------------------------

2. Amend Section 1 of Article IV of the Warner-Lambert by-laws to set the number of directors of Warner-Lambert at seven.

   [ ] REVOKE CONSENT        [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

3. Amend Section 2 of Article IV of the Warner-Lambert by-laws to provide that vacancies on the Warner-Lambert board created as a result of the removal of directors by Warner-Lambert stockholders may be filled only by a majority vote of shares of Warner-Lambert common stock.

   [ ] REVOKE CONSENT        [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

4. Elect James G. Brocksmith Jr., Wendell F. Bueche, Robert M. Lichten, Paul M. Meister, Martin D. Payson, Thomas G. Plaskett and Sir Barrie Stephens, the Pfizer nominees, to serve as directors of Warner-Lambert (or, if any such nominee is unable to serve as a director of Warner-Lambert due to death, disability or otherwise, any other person designated as a nominee by the remaining Pfizer nominee or nominees).

   [ ] REVOKE CONSENT        [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

             (continued and to be signed and dated on the reverse)

INSTRUCTIONS: TO REVOKE CONSENT, WITHHOLD REVOCATION OF CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED ON THE REVERSE, CHECK THE APPROPRIATE BOX. IF YOU WISH TO REVOKE THE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED ABOVE, BUT NOT ALL OF THEM, CHECK THE 'REVOKE CONSENT' BOX AND WRITE THE NAME OF EACH SUCH PERSON AS TO WHOM YOU DO NOT WISH TO REVOKE CONSENT IN THE FOLLOWING SPACE:

------------------------
5. Repeal each provision of Warner-Lambert's by-laws adopted after April 1, 1999 and before the effectiveness of the Pfizer proposals and the seating of the Pfizer nominees.

   [ ] REVOKE CONSENT        [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

Each of Pfizer's proposals is conditioned upon the adoption of each of the other
                               Pfizer proposals.

IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, OR IF YOU MARK EITHER THE 'REVOKE CONSENT' OR 'ABSTAIN' BOX WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, THIS REVOCATION CARD WILL REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.

     Please sign exactly as name appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

                                     Dated: ____________________________________
                                     ___________________________________________
                                     Signature
                                     ___________________________________________
                                     Signature, if held jointly
                                     ___________________________________________
                                     Title of Authority

     IN ORDER FOR YOUR REVOCATION OF CONSENT TO BE VALID, IT MUST BE DATED.

 PLEASE SIGN, DATE AND MAIL YOUR REVOCATION OF CONSENT PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.